Exhibit 10.1
AIA Document A102 — 2007
AGREEMENT made as of the «24th » day of « August » in the year «2010 »
(In words, indicate day, month and year.)
BETWEEN the Owner:
(Name, legal status, address and other information)
«Sister Schubert’s Home Made Rolls, Inc. »
«1105 Schrock Road »
«P. O. Box 29163 »
«Columbus, Ohio 43229-0163 »
«Attn: Jeffrey L. Harris, Vice President — Engineering »
and the Contractor:
(Name, legal status, address and other information)
«Gray Construction »
«10 Quality Street »
«Lexington, Kentucky 40507 »
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for the following Project:
(Name, location and detailed description)
«Sister Schubert’s Roll Plant Expansion»
«Horse Cave, Kentucky»
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The Architect:
(Name, legal status, address and other information)
«MSKTD & Associates, Inc. »
«1715 Magnavox Way »
«Fort Wayne, Indiana 46804 »
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The Owner and Contractor agree as follows.

TABLE OF ARTICLES

1 THE CONTRACT DOCUMENTS

2 THE WORK OF THIS CONTRACT

3 RELATIONSHIP OF THE PARTIES

4 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

5 CONTRACT SUM

6 CHANGES IN THE WORK

7 COSTS TO BE REIMBURSED

8 COSTS NOT TO BE REIMBURSED

9 DISCOUNTS, REBATES AND REFUNDS

10 SUBCONTRACTS AND OTHER AGREEMENTS

11 ACCOUNTING RECORDS

12 PAYMENTS

13 DISPUTE RESOLUTION

14 TERMINATION OR SUSPENSION

15 MISCELLANEOUS PROVISIONS

16 ENUMERATION OF CONTRACT DOCUMENTS

17 INSURANCE AND BONDS
ARTICLE 1 THE CONTRACT DOCUMENTS
The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in Article 16 of this Agreement and Modifications issued after execution of this Agreement, all of which form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. If anything in the other Contract Documents, other than a Modification, is inconsistent with this Agreement, this Agreement shall govern.
ARTICLE 2 THE WORK OF THIS CONTRACT
§ 2.1 The Contractor shall fully execute the Work described in the Contract Documents and reasonably inferable by the Contractor as necessary to produce the results intended by the Contract Documents, except as specifically indicated in the Contract Documents to be the responsibility of others. The Work includes design and construction responsibility for all mechanical, electrical, fire protection, refrigeration, civil and structural systems. The Work shall be performed so that the Project shall comply with all applicable Commonwealth of Kentucky building codes and Occupational Safety and Health Administration, Americans with Disabilities Act, U.S. Department of Agriculture, Food and Drug Administration, American Institute of Baking and British Retail Consortium requirements. The Work shall not include any work or services to be provided by any equipment suppliers under contracts with the Owner.
§ 2.2 The Owner and the Contractor acknowledge that as of the date of this Agreement, not all of the Drawings and Specifications are finalized. Subsequent to execution of this Agreement, the Owner shall cause the Architect to complete further detailing of various aspects of the Work so that all Drawings and Specifications necessary for the Contractor to perform the Work are completed.

§ 2.3 The Contractor shall assist the Owner and the Architect in expediting the development of the final Drawings and Specifications by consulting with, and providing recommendations to, the Owner and the Architect with respect to the projection of drawings, specifications and overall Project design, as necessary to satisfy the Owner’s programmatic objectives and to facilitate the completion of construction within the budget and scheduling requirements of the Owner.
ARTICLE 3 RELATIONSHIP OF THE PARTIES
The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and exercise the Contractor’s skill and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to furnish at all times an adequate supply of workers and materials; and to perform the Work in an expeditious and economical manner consistent with the Owner’s interests. The Owner agrees to furnish and approve, in a timely manner, information required by the Contractor and to make payments to the Contractor in accordance with the requirements of the Contract Documents. Notwithstanding the foregoing, the Contractor shall be an independent contractor and not an agent or employee of the Owner, nor shall the Owner and Contractor be, or be construed to be, partners, joint venturers or otherwise engaged in a joint venture or undertaking.
ARTICLE 4 DATES OF COMMENCEMENT, SUBSTANTIAL COMPLETION AND FINAL COMPLETION
§ 4.1 The date of commencement of the Work shall be June 21, 2010. Substantial Completion means that the Project has been completed to the extent that the Owner is able to produce saleable products on the new production line in the Project at a full commercial production rate. Final Completion means that, following Substantial Completion, the Work is 100% complete, including all necessary inspections, process and equipment testing, punch list work, all applicable permits and approvals have been obtained and all start-up activities have been completed, thereby allowing the Project in its entirety to be used for its intended purpose without condition or temporary period of time and all compliance requirements of Factory Mutual have been satisfied.
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§ 4.2 The Contract Time shall be measured from the date of commencement.
§ 4.3 The Contractor shall achieve Substantial Completion of the entire Project not later than June 1, 2011 (the “Substantial Completion Date”). The Contractor shall achieve Final Completion of the entire Project not later than July 1, 2011 (the “Final Completion Date”).
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, subject to adjustments of this Contract Time as provided in the Contract Documents.
«Owner and Contractor agree that if the Contractor fails to complete the applicable portion of the Work by the Substantial Completion Date, then the Owner will suffer damages and that such damages will be difficult to ascertain. The Owner and the Contractor further agree that for each day of Contractor Delay which is relevant to the failure to achieve Substantial Completion by the Substantial Completion Date (as modified by Change Orders) in excess of 15 to up to 21 days, the Contractor shall pay to the Owner, as liquidated damages and not as a penalty Ten Thousand Dollars ($10,000), and for each day in excess of 21 days the Contractor shall pay or credit to the Owner, as liquidated damages and not as a penalty, Twenty Thousand Dollars ($20,000). Liquidated damages shall be calculated upon the basis of Contractor Delay. “Contractor Delay” means that the total number of days by which the Contract Time is exceeded due to the fault of the Contractor. Delays are the fault of the Contractor when they are due to foreseeable causes or are within the control or with the fault or negligence of the Contractor, or any Subcontractor, Sub-subcontractor, material and equipment supplier of the Contractor or anyone for whom any of the foregoing may be liable. The number of days of Contractor Delay shall be determined by subtracting the number of days of the duration for any portion of the Work to be completed as set forth on the Master Project Construction Schedule from the number of days between the date on which precedent work is sufficiently complete as to allow the Contractor to commence the Contractor’s Work until completion of that portion of the Work is achieved. If a portion of the Work is completed by its designated completion date on the Master Project Construction Schedule, no Contractor Delay shall be attributed to that portion of the Work. The Contractor agrees that these fixed liquidated damages are not established as a penalty but are calculated and agreed upon in advance due to the uncertainty and difficulty of making a determination as to the actual damages which Owner would incur if Contractor would fail to meet the applicable Milestone Dates or to complete the Project within the Contract Time. The liquidated damages stated herein shall be the exclusive measure of those damages sustained by Owner due to breach by Contractor of its agreement to achieve Substantial Completion by the Substantial Completion Date, or applicable portion of the Contract Time, but shall not alter, diminish or otherwise affect Owner’s rights to pursue damages against Contractor for losses resulting from causes other than Contractor’s failure to achieve Substantial Completion by the Substantial Completion Date.
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ARTICLE 5 CONTRACT SUM
§ 5.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor’s performance of the Contract. The Contract Sum is the Cost of the Work as defined in Article 7 plus the Contractor’s Fee.
§ 5.1.1 The Contractor’s Fee:
(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor’s Fee.)
«Contractor’s Fee shall be Six Hundred Thousand Dollars ($600,000). »
§ 5.1.2 The method of adjustment of the Contractor’s Fee for changes in the Work:
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§ 5.1.3 Limitations, if any, on a Subcontractor’s overhead and profit for increases in the cost of its portion of the Work:
«Subcontractor’s mark-up for overhead and profit for Change Orders shall not exceed 10% of the applicable Cost of the Work. »
§ 5.1.4 Rental rates for Contractor-owned equipment shall not exceed those published in the current edition of Compilation of Rental Rates for Construction Equipment prepared by Associated Equipment Distributors, Oak Brook, Illinois.
§ 5.1.5 Unit prices, if any:
(Identify and state the unit price; state the quantity limitations, if any, to which the unit price will be applicable.)

Item	Units and Limitations	Price Per Unit ($0.00)
§ 5.2 GUARANTEED MAXIMUM PRICE
§ 5.2.1 The Contract Sum is guaranteed by the Contractor not to exceed «Twelve Million Six Hundred Eighteen Thousand Five Hundred Sixty-One Dollars » ($ «12,618,561 » ), subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner. Upon execution of this Agreement, Purchase Orders SP001996 and SP002122 shall be null and void and the scope of work described therein and amounts to be paid therefor shall be included in this Agreement.
(Insert specific provisions if the Contractor is to participate in any savings.)
«Upon completion of the Work if the Contract Sum is less than the Guaranteed Maximum Price, then the Owner and Contractor will be entitled to share these savings 75% for the Owner and 25% for the Contractor. Contractor’s portion of these Shared Savings will be paid to Contractor as part of Contractor’s Final Payment. »
§ 5.2.2 The Guaranteed Maximum Price is based on the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:
(State the numbers or other identification of accepted alternates. If bidding or proposal documents permit the Owner to accept other alternates subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date when the amount expires.)
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§ 5.2.3 Allowances included in the Guaranteed Maximum Price, if any:
(Identify allowance and state exclusions, if any, from the allowance price.)

Item	Price
.1 A Contractor Contingency has been included for revisions and corrections to Plans and Specifications, and to ensure timely completion of the Work (other than grouting), but shall not be used to correct Work that is installed in error and requires correction. This Contractor Contingency shall be expended only with the written consent of the Owner, which consent shall not be unreasonably withheld. This Contractor Contingency is in addition to and separate from any contingency provided for in Section 5.2.3 of the AIA Document A201-2007 included in the Contract Documents and from the Grouting Contingency set forth in Section 5.2.3.2.
Contractor Contingency $674,416
.2 A Grouting Contingency has been included for grouting exclusively. This Grouting Contingency shall be expended only with the written consent of the Owner, which consent shall not be unreasonably withheld. This Grouting Contingency is in addition to and separate from any contingency provided for in Section 5.2.3 of the AIA Document A201-2007 included in the Contract Documents and from the Contractor Contingency set forth in Section 5.2.3.1. Any unused portion of this Grouting Contingency shall be for the benefit of the Owner and shall not be included in the calculation of any shared savings and shall reduce the amount of the Guaranteed Maximum Price.
Grouting Contingency $50,000
§ 5.2.4 Assumptions, if any, on which the Guaranteed Maximum Price is based:
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§ 5.2.5 To the extent that the Drawings and Specifications are anticipated to require further development by the Architect, the Contractor has provided in the Guaranteed Maximum Price for such further development consistent with the Contract Documents and reasonably inferable therefrom. Such further development does not include such things as changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order.
§ 5.3 In determining the Guaranteed Maximum Price and Contract Time, the Contractor has taken into account the level of completeness of the Drawings and Specifications and has exercised the best skill and efforts of the Contractor to make (i) reasonable and necessary judgments and inferences in connection with the requirements of such documents and (ii) all inquiries of the Owner or the Architect to clarify these documents which the Contractor has determined are necessary to calculate and establish both the Guaranteed Maximum Price and the Contract Time. When the Drawings and Specifications are complete, they shall be identified and incorporated into this Agreement by Change Order.

ARTICLE 6 CHANGES IN THE WORK
§ 6.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Section 7.3.3 of AIA Document A201-2007, General Conditions of the Contract for Construction.
§ 6.2 In calculating adjustments to subcontracts (except those awarded with the Owner’s prior written consent on the basis of cost plus a fee), the terms “cost” and “fee” as used in Section 7.3.3.3 of AIA Document A201-2007 and the term “costs” as used in Section 7.3.7 of AIA Document A201-2007 shall have the meanings assigned to them in AIA Document A201-2007 and shall not be modified by Articles 5, 7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner’s prior written consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.
§ 6.3 In calculating adjustments to the Guaranteed Maximum Price, the terms “cost” and “costs” as used in the above-referenced provisions of AIA Document A201-2007 shall mean the Cost of the Work as defined in Article 7 of this Agreement and the term “fee” shall mean the Contractor’s Fee as defined in Section 5.1.1 of this Agreement.
§ 6.4 No change from the Contract Documents shall be undertaken without the prior review of the Architect and approval of the Owner. The Contractor shall be responsible for details of the Work necessary to carry out the intent of the drawings and specifications, or which are customarily performed. When more detailed information is required for performance of the Work or when an interpretation of the Contract Documents is requested, the Contractor shall submit a written request to the Architect and the Owner, and the Architect shall furnish such information or interpretation in writing. In case of inconsistency between the drawings and specifications or between either and any other Contract Document or between any Contract Document and applicable law, the better quality or greater quantity shall be provided or the more stringent requirement shall be met, as applicable.
ARTICLE 7 COSTS TO BE REIMBURSED
§ 7.1 COST OF THE WORK
§ 7.1.1 The term Cost of the Work shall mean costs necessarily incurred and actually paid by the Contractor, less all discounts, rebates and salvages that shall be taken by the Contractor in accordance with Article 9 of this Agreement, in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.
§ 7.1.2 Where any cost is subject to the Owner’s prior approval, the Contractor shall obtain this approval in writing prior to incurring the cost. The parties shall endeavor to identify any such costs prior to executing this Agreement.
§ 7.1.3 Contractor’s General Conditions Cost shall not exceed the aggregate amount of $924,951.
§ 7.1.4 Cost of design services included in the Work shall not exceed the aggregate amount of $245,650.
§ 7.1.5 Notwithstanding the breakdown or categorization of any costs to be reimbursed in this Article 7 or elsewhere in the Contract Documents, the Contractor shall not be entitled to any duplication of payment in the event that any particular costs can be characterized as falling into more than one category.
§ 7.2 LABOR COSTS
§ 7.2.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner’s prior approval, at off-site workshops.
§ 7.2.2 Wages or salaries of the Contractor’s supervisory and administrative personnel when stationed at the Project site with the Owner’s prior approval.
§ 7.2.3 Wages and salaries of the Contractor’s supervisory or administrative personnel engaged at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

§ 7.2.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, but not merit bonuses, paid by the Contractor to its project manager, assistant project manager and site manager for the Project, provided such costs are based on wages and salaries included in the Cost of the Work under Sections 7.2.1 through 7.2.3.
§ 7.2.5 Bonuses, profit sharing, incentive compensation and any other discretionary payments paid to anyone hired by the Contractor or paid to any Subcontractor or vendor, shall not be items of the Cost of the Work without the Owner’s prior written approval.
§ 7.3 SUBCONTRACT COSTS
Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts properly entered into under this Agreement.
§ 7.4 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION
§ 7.4.1 Costs, including transportation and storage, of materials and equipment incorporated or to be incorporated in the completed construction.
§ 7.4.2 Costs of materials described in the preceding Section 7.4.1 in excess of those actually installed to allow for reasonable waste and spoilage. Unused excess materials, if any, shall become the Owner’s property at the completion of the Work or, at the Owner’s option, shall be sold by the Contractor. Any amounts realized from such sales shall be credited to the Owner as a deduction from the Cost of the Work.
§ 7.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS
§ 7.5.1 Costs of transportation, storage, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment and hand tools not customarily owned by construction workers that are provided by the Contractor at the site and fully consumed in the performance of the Work. Costs of materials, supplies, temporary facilities, machinery, equipment and tools that are not fully consumed shall be based on the cost or value of the item at the time it is first used on the Project site less the value of the item when it is no longer used at the Project site. Costs for items not fully consumed by the Contractor shall mean fair market value. Any such items not fully consumed which are paid for by the Owner, shall become the property of the Owner and shall be delivered to the Owner upon completion of the Work as required by the Owner in writing.
§ 7.5.2 Rental charges for temporary facilities, machinery, equipment and hand tools not customarily owned by construction workers that are provided by the Contractor at the site and costs of transportation, installation, minor repairs, dismantling and removal. The total rental cost of any Contractor-owned item may not exceed the purchase price of any comparable item. Rates of Contractor-owned equipment and quantities of equipment shall be subject to the Owner’s prior approval.
§ 7.5.3 Costs of removal of debris from the site of the Work and its proper and legal disposal.
§ 7.5.4 Costs of document reproductions, facsimile transmissions and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.
§ 7.5.5 Costs of materials and equipment suitably stored off the site at a mutually acceptable location, subject to the Owner’s prior approval.
§ 7.6 MISCELLANEOUS COSTS
§ 7.6.1 Premiums for that portion of insurance and bonds required by the Contract Documents applicable to the Project. Self-insurance for either full or partial amounts of the coverages required by the Contract Documents, with the Owner’s prior approval. Contractor may provide insurance required by the Contract Documents by means of a Contractor Controlled Insurance Program (“CCIP”). If the Contractor does utilize a CCIP, Cost of the Work shall include the participants’ costs for general liability and workers’ compensation coverage that otherwise would have been included in the Cost of the Work and which are credited to Gray in exchange for providing the CCIP.
§ 7.6.2 Sales, use or similar taxes imposed by a governmental authority that are related to the Work and for which the Contractor is liable.
§ 7.6.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay and all connection charges and assessments imposed by utility owners.

§ 7.6.4 Fees of laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Section 13.5.3 of AIA Document A201-2007 or by other provisions of the Contract Documents, and which do not fall within the scope of Section 7.7.3.
§ 7.6.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement of the Contract Documents unless the Contractor knew or should have known of such infringement; and payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner’s consent. However, such costs of legal defenses, judgments and settlements shall not be included in the calculation of the Contractor’s Fee or subject to the Guaranteed Maximum Price. If such royalties, fees and costs are excluded by the last sentence of Section 3.17 of AIA Document A201-2007 or other provisions of the Contract Documents, then they shall not be included in the Cost of the Work.
§ 7.6.6 Costs for electronic equipment and software, directly related to the Work with the Owner’s prior approval.
§ 7.6.7 Deposits lost for causes other than the Contractor’s negligence or failure to fulfill a specific responsibility in the Contract Documents.
§ 7.6.8 Legal, mediation and arbitration costs, including attorneys’ fees, other than those arising from disputes between the Owner and Contractor, reasonably incurred by the Contractor after the execution of this Agreement in the performance of the Work and with the Owner’s prior approval, which shall not be unreasonably withheld.
§ 7.6.9 Subject to the Owner’s prior approval, expenses incurred in accordance with the Contractor’s standard written personnel policy for relocation and temporary living allowances of the Contractor’s personnel required for the Work.
§ 7.7 OTHER COSTS AND EMERGENCIES
§ 7.7.1 Other costs incurred in the performance of the Work if, and to the extent, approved in advance in writing by the Owner.
§ 7.7.2 Costs incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Section 10.4 of AIA Document A201-2007.
§ 7.7.3 Costs of repairing or correcting damaged Work executed by the Contractor, Subcontractors or suppliers, provided that such damaged Work was not caused by negligence or failure to fulfill a specific responsibility of the Contractor and only to the extent that the cost of repair is not recovered by the Contractor from insurance, sureties, Subcontractors, suppliers, or others.
§ 7.8 RELATED PARTY TRANSACTIONS
§ 7.8.1 For purposes of Section 7.8, the term “related party” shall mean a parent, subsidiary, affiliate or other entity having common ownership or management with the Contractor; any entity in which any stockholder in, or management employee of, the Contractor owns any interest in excess of ten percent in the aggregate; or any person or entity which has the right to control the business or affairs of the Contractor. The term “related party” includes any member of the immediate family of any person identified above.
§ 7.8.2 If any of the costs to be reimbursed arise from a transaction between the Contractor and a related party, the Contractor shall notify the Owner of the specific nature of the contemplated transaction, including the identity of the related party and the anticipated cost to be incurred, before any such transaction is consummated or cost incurred. If the Owner, after such notification, authorizes the proposed transaction, then the cost incurred shall be included as a cost to be reimbursed, and the Contractor shall procure the Work, equipment, goods or service from the related party, as a Subcontractor, according to the terms of Article 10. If the Owner fails to authorize the transaction, the Contractor shall procure the Work, equipment, goods or service from some person or entity other than a related party according to the terms of Article 10.
ARTICLE 8 COSTS NOT TO BE REIMBURSED
§ 8.1 The Cost of the Work shall not include the items listed below:
.1	Salaries and other compensation of the Contractor’s personnel stationed at the Contractor’s principal office or offices other than the site office, except as specifically provided in Section 7.2. or as may be provided in Article 15;

.2	Expenses of the Contractor’s principal office and offices other than the site office;

.3	Overhead and general expenses, except as may be expressly included in Article 7;

.4	The Contractor’s capital expenses, including interest on the Contractor’s capital employed for the Work;

.5	Except as provided in Section 7.7.3 of this Agreement, costs due to the negligence or failure of the Contractor, Subcontractors and suppliers or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable to fulfill a specific responsibility of the Contract;

.6	Any cost not specifically and expressly described in Article 7; and

.7	Costs, other than costs included in Change Orders approved by the Owner, that would cause the Guaranteed Maximum Price to be exceeded.
ARTICLE 9 DISCOUNTS, REBATES AND REFUNDS
§ 9.1 The Contractor shall take affirmative steps to ensure that it takes full advantage of any and all available discounts, rebates, refunds and returns. All Owner funded cash discounts shall accrue to the Cost of the Work and shall reduce the Guaranteed Maximum Price, and the Contractor shall notify the Owner of the availability of such cash discounts in order that the Owner may make funds available therefor. If Contractor shall fail to so notify the Owner, the value of such cash discount shall be credited to the Cost of the Work and shall reduce the Guaranteed Maximum Price. Failure of the Owner to fund such discounts shall leave payment discounts to the discretion of the Contractor. All trade discounts, rebates and refunds, and all returns from sale of surplus materials and equipment shall be credited to the Cost of the Work and shall reduce the Guaranteed Maximum Price and Contractor shall endeavor to make provisions for the securing thereof.
§ 9.2 The Contractor shall notify the Owner of any discount programs in which the Contractor participates that result in future rebates on account of quantity purchases or other factors. To the extent such cost reductions apply to materials or supplies included in the Cost of Work, such reductions shall be credited to the Cost of the Work and shall reduce the Guaranteed Maximum Price, and in the event such rebates occur following Final Payment, the Contractor shall remit payment to the Owner for the share of such rebate attributable to the Project.
ARTICLE 10 SUBCONTRACTS AND OTHER AGREEMENTS
§ 10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor’s own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Contractor shall remain liable to the Owner for all Work performed by Subcontractors. The Owner may designate specific persons from whom, or entities from which, the Contractor shall obtain bids. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect. The Owner shall then determine, with the advice of the Contractor and the Architect, which bids will be accepted. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection. The Contract Documents shall not, and shall not be construed to, establish any relationship between the Owner and any person or entity other than the Contractor, except to the extent the Owner accepts assignments in accordance with provisions of the Contract Documents.
§ 10.2 When a specific bidder (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid that conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Contractor may request that a Change Order be issued to adjust the Guaranteed Maximum Price.
§ 10.3 Subcontracts or other agreements shall conform to the applicable payment provisions of this Agreement, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner. If the Subcontract is awarded on a cost-plus a fee basis, the Contractor shall provide in the Subcontract for the Owner to receive the same audit rights with regard to the Subcontractor as the Owner receives with regard to the Contractor in Article 11, below.
§ 10.4 The Contractor shall provide all notices required or permitted by the laws of the Commonwealth of Kentucky for the protection of the Owner from liens and claims of lien. The Contractor shall be responsible for filing in the appropriate court or other governmental office records of all such notices as required or permitted by the laws of the Commonwealth of Kentucky. The Contractor shall provide the Owner with copies of all notices received by the Contractor from Subcontractors, Sub-subcontractors and material or equipment suppliers for the Project.
§ 10.5 The Contractor shall furnish services of geotechnical engineers, which may include test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, seismic evaluations, ground corrosion tests, resistivity tests and necessary operations for anticipating subsoil conditions, with written reports and appropriate recommendations by means of a Subcontractor or consultant.

ARTICLE 11 ACCOUNTING RECORDS
The Contractor shall keep full and detailed records and accounts related to the cost of the Work and exercise such controls as may be necessary for proper financial management under this Contract and to substantiate all costs incurred. The accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner’s auditors shall, during regular business hours and upon reasonable notice, be afforded access to, and shall be permitted to audit and copy, the Contractor’s records and accounts, including complete documentation supporting accounting entries, books, correspondence, instructions, drawings, receipts, subcontracts, Subcontractor’s proposals, purchase orders, vouchers, memoranda and other data relating to this Contract. The Contractor shall preserve these records for a period of three years after final payment, or for such longer period as may be required by law. All records shall be maintained in accordance with generally accepted accounting procedures, consistently applied. Subcontractors retained by the Contractor on a “cost-plus” basis shall have the same obligations to retain records, books, correspondence, instructions, drawings, receipts, vouchers, memoranda, and any other data relating to the Contract.
ARTICLE 12 PAYMENTS
§ 12.1 PROGRESS PAYMENTS
§ 12.1.1 Based upon Applications for Payment, including all supporting documentation, submitted to the Architect and the Owner by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments of undisputed amounts on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.
§ 12.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:
«On or before the last day of the month immediately preceding a month in which the Contractor will submit an Application for Payment, the Owner, the Architect and the Contractor shall meet to review a preliminary draft of the Application for Payment (the “Pencil Draft”) prepared by the Contractor. The Contractor will revise the Pencil Draft in accordance with any objection or recommendation of the Owner or the Architect that is consistent with the requirements of the Contract Documents. The revised Pencil Draft shall be submitted by the Contractor as the Application for Payment in accordance with the Contract Documents. If the revised Pencil Draft does not conform to any objection or recommendation of the Architect or the Owner to the Pencil Draft, the Contractor shall submit a written description of the basis for the lack of conformance with the Application for Payment. »
§ 12.1.3 Provided that an Application for Payment is received by the Architect and the Owner not later than the « 5th » day of a month, the Owner shall make payment of the undisputed amount to the Contractor not later than the «25th » day of the «same » month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than «twenty » ( «20 » ) days after the Architect approves the Application for Payment. If a date provided for in this Section 12.1.3 occurs on a Saturday, Sunday or legal holiday, it shall be deemed to occur on the next business day.
§ 12.1.4 With each Application for Payment, the Contractor shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor; less (2) that portion of those payments attributable to the Contractor’s Fee; plus (3) payrolls for the period covered by the present Application for Payment. Each Application for Payment shall be accompanied by the following, all in form and substance satisfactory to the Owner and in compliance with applicable law of the Commonwealth of Kentucky:
.1	Executed waivers or releases of mechanics and material and equipment suppliers liens from the Contractor and all applicable Subcontractors, Sub-subcontractors and material and equipment suppliers; and

.2	Such other supporting information, documentation and materials as the Owner or the Architect shall require.
§ 12.1.5 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor’s Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect or the Owner may require. This schedule, unless objected to by the Architect or the Owner, shall be used as a basis for reviewing the Contractor’s Applications for Payment.

§ 12.1.6 Applications for Payment shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage of completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed; or (2) the percentage obtained by dividing (a) the expense that has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.
§ 12.1.7 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:
.1	Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage of completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Section 7.3.10 of AIA Document A201-2007;

.2	Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work, or if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing;

.3	Add the Contractor’s Fee, less retainage of «ten » percent ( «10 » %) until the Work is 50% complete as evidenced by payments to the Contractor equal to 50% of the Guaranteed Maximum Price. The Contractor’s Fee shall be computed upon the Cost of the Work at the rate stated in Section 5.1.1 or, if the Contractor’s Fee is stated as a fixed sum in that Section, shall be an amount that bears the same ratio to that fixed-sum fee as the Cost of the Work bears to a reasonable estimate of the probable Cost of the Work upon its completion;

.4	Subtract retainage of «ten » percent ( «10 » %) until the Work is 50% complete as evidenced by payments to the Contractor equal to 50% of the Guaranteed Maximum Price from that portion of the Work that the Contractor and its Subcontractors perform;

.5	Subtract the aggregate of previous payments made by the Owner;

.6	Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Section 12.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner’s auditors in such documentation; and

.7	Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Section 9.5 of AIA Document A201-2007 and other amounts properly withheld by the Owner at the time of the progress payment.
After payments have been made to the Contractor equal to 50% of the Guaranteed Maximum Price no additional retainage shall be withheld from subsequent payments. The retainage of ten percent (10%) of the cost of grout compaction shall be withheld only until grouting is completed and approved by American Engineering.
§ 12.1.8 The Owner and the Contractor shall agree upon a (1) mutually acceptable procedure for review and approval of payments to Subcontractors and (2) the percentage of retainage held on Subcontracts, and the Contractor shall execute subcontracts in accordance with those agreements.
§ 12.1.9 In taking action on the Contractor’s Applications for Payment, the Architect and the Owner shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Architect or the Owner has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Section 12.1.4 or other supporting data; that the Architect or the Owner has made exhaustive or continuous on-site inspections; or that the Architect or the Owner has made examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner’s auditors acting in the sole interest of the Owner and shall not relieve the Contractor of any of the Contractor’s obligations under the Contract Documents.
§ 12.2 FINAL PAYMENT
§ 12.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, including retainage, shall be made by the Owner to the Contractor when
.1	the Contractor has fully performed the Contract except for the Contractor’s responsibility to correct Work as provided in Section 12.2.2 of AIA Document A201-2007, and to satisfy other requirements, if any, which extend beyond final payment;

.2	the Contractor has submitted a final accounting for the Cost of the Work and a final Application for Payment;

.3	the Contractor has submitted (a) all as-built drawings and as-built information related to the Work, (b) a complete list of Subcontractors and principal vendors on the Project, including addresses and telephone numbers, (c) an indexed, loose leaf binder containing complete installation, operation, and maintenance manuals, including all manufacturers’ literature, of equipment and materials used in the Work, (d) an indexed, loose leaf binder containing all inspection reports, permits, and temporary and final certificates of occupancy and licenses necessary for the occupancy of the project, (e) any and all other items required pursuant to the Contract Documents to the Architect; and

.4	a final Certificate for Payment has been issued by the Architect.
§ 12.2.2 The Owner’s auditors will review and report in writing on the Contractor’s final accounting within 60 days after delivery of the final accounting to the Architect by the Contractor. Based upon such Cost of the Work as the Owner’s auditors report to be substantiated by the Contractor’s final accounting, and provided the other conditions of Section 12.2.1 have been met, the Architect will, within seven days after receipt of the written report of the Owner’s auditors, either issue to the Owner a final Certificate for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the Architect’s reasons for withholding a certificate as provided in Section 9.5.1 of the AIA Document A201-2007. The time periods stated in this Section 12.2.2 supersede those stated in Section 9.4.1 of the AIA Document A201-2007. The Architect is not responsible for verifying the accuracy of the Contractor’s final accounting.
§ 12.2.3 If the Owner’s auditors report the Cost of the Work as substantiated by the Contractor’s final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to request mediation of the disputed amount without seeking an initial decision pursuant to Section 15.2 of A201-2007. A request for mediation shall be made by the Contractor within 30 days after the Contractor’s receipt of a copy of the Architect’s final Certificate for Payment. Failure to request mediation within this 30-day period shall result in the substantiated amount reported by the Owner’s auditors becoming binding on the Contractor. Pending a final resolution of the disputed amount, the Owner shall pay the Contractor the amount certified in the Architect’s final Certificate for Payment.
§ 12.2.4 The Owner’s final payment to the Contractor shall be made no later than 30 days after the issuance of the Architect’s final Certificate for Payment, or as follows:
« »
§ 12.2.5 If, subsequent to final payment and at the Owner’s request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor’s Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price. If the Contractor has participated in savings as provided in Section 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.
ARTICLE 13 DISPUTE RESOLUTION
§ 13.1 INITIAL DECISION MAKER
The Architect will serve as Initial Decision Maker pursuant to Section 15.2 of AIA Document A201-2007.
« »
« »
« »
« »
§ 13.2 BINDING DISPUTE RESOLUTION
For any Claim subject to, but not resolved by mediation pursuant to Section 15.3 of AIA Document A201-2007, the method of binding dispute resolution shall be as follows:
(Check the appropriate box. If the Owner and Contractor do not select a method of binding dispute resolution below, or do not subsequently agree in writing to a binding dispute resolution method other than litigation, Claims will be resolved by litigation in a court of competent jurisdiction.)
[ « » ] Arbitration pursuant to Section 15.4 of AIA Document A201-2007

[ «X » ] Litigation in a court of competent jurisdiction

[ « » ] Other (Specify)

« »

ARTICLE 14 TERMINATION OR SUSPENSION
§ 14.1 Subject to the provisions of Section 14.2 below, the Contract may be terminated by the Owner or the Contractor as provided in Article 14 of AIA Document A201-2007.
§ 14.2 If the Owner terminates the Contract for cause as provided in Article 14 of AIA Document A201-2007, the amount, if any, to be paid to the Contractor under Section 14.2.4 of AIA Document A201-2007 shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed an amount calculated as follows:
.1	Take the Cost of the Work incurred by the Contractor to the date of termination;

.2	Add the Contractor’s Fee computed upon the Cost of the Work to the date of termination at the rate stated in Section 5.1.1 or, if the Contractor’s Fee is stated as a fixed sum in that Section, an amount that bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion; and

.3	Subtract the aggregate of previous payments made by the Owner.
§ 14.3 The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor that the Owner elects to retain and that is not otherwise included in the Cost of the Work under Section 14.2.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 14, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.
§ 14.4 The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201-2007; in such case, the Guaranteed Maximum Price and Contract Time may be increased by Change Order as provided in Section 14.3.2 of AIA Document A201-2007, except that the term “profit” shall be understood to mean the Contractor’s Fee as described in Sections 5.1.1 and Section 6.4 of this Agreement.
§ 14.5 The Contractor shall not be entitled to any portion of the shared savings provided in Section 5.2.1 if the Owner terminates this Agreement or if the Contractor terminates this Agreement for any reason prior to Substantial Completion.
ARTICLE 15 MISCELLANEOUS PROVISIONS
§ 15.1 Where reference is made in this Agreement to a provision of AIA Document A201-2007 or another Contract Document, the reference refers to that provision as amended or supplemented from time to time, including by other provisions of the Contract Documents.
§ 15.2 Undisputed amounts of payments due and unpaid under the Contract shall bear interest from the date payment of the undisputed amount is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
(Insert rate of interest agreed upon, if any.)
« » % « »
§ 15.3 The Owner’s Representative:
(Name, address and other information)
«Jeffrey L. Harris »
«Vice President — Engineering »
«T. Marzetti Company »
«1105 Schrock Road, Suite 300 »
«P. O. Box 29163
Columbus, Ohio 43229 »
«Office: 614-396-5774
Cell: 614-309-2802
Fax: 614-848-8330
jeffharris@marzetti.com »

§ 15.4 The Contractor’s Representative:
(Name, address and other information)
«Derek Proffitt »
«Senior Project Manager »
«Gray Construction »
«537 East 10th Avenue »
«Bowling Green, Kentucky 42101-2213 »
«Telephone: 270-393-4608 »
«Mobile: 270-791-5350 »
«Facsimile: 859-514-0629 »
«dproffitt@gray.com »
§ 15.5 Neither the Owner’s nor the Contractor’s Representative shall be changed without ten days’ written notice to the other party.
§ 15.6 Other provisions:
§ 15.6.1 The Contractor shall provide for itself and applicable Subcontractors, Sub-subcontractors and material and equipment suppliers all necessary information to obtain refund of sales and use taxes under the Kentucky Enterprise Initiative Act tax credit. The Contractor shall include a similar provision in all subcontracts and purchase orders related to the Project and shall require all Subcontractors and material and equipment suppliers to include similar provisions in all subcontracts and purchase orders related to the Project.
« »
ARTICLE 16 ENUMERATION OF CONTRACT DOCUMENTS
§ 16.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated in the sections below.
§ 16.1.1 The Agreement is this executed AIA Document A102-2007, Standard Form of Agreement Between Owner and Contractor, as amended.
§ 16.1.2 The General Conditions are AIA Document A201-2007, General Conditions of the Contract for Construction, as amended.
§ 16.1.3 The Supplementary and other Conditions of the Contract:

Document	Title	Date	Pages
§ 16.1.4 The Specifications:
(Either list the Specifications here or refer to an exhibit attached to this Agreement.)
« »

Section	Title	Date	Pages
§ 16.1.5 The Drawings:
(Either list the Drawings here or refer to an exhibit attached to this Agreement.)
« »

Number	Title	Date
§ 16.1.6 The Addenda, if any:

Number	Date	Pages
Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 16.

§ 16.1.7 Additional documents, if any, forming part of the Contract Documents:
.1	AIA Document E201™-2007, Digital Data Protocol Exhibit, if completed by the parties, or the following:

« »

.2	Other documents, if any, listed below:

(List here any additional documents that are intended to form part of the Contract Documents. AIA Document A201-2007 provides that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor’s bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)
«.1	Owner’s Criteria for the Building dated August 24, 2010, attached hereto as Exhibit A and incorporated herein as if fully rewritten.

.2	Contractor’s Scope of Work, dated August 24, 2010, attached hereto as Exhibit B and incorporated herein as if fully rewritten.»
In the event of any inconsistency between the Contract Documents enumerated in Sections 16.1.1 or 16.1.2 and the Exhibit listed in Section 16.1.7.2.2, the Contract Documents enumerated in Sections 16.1.1 and 16.1.2 shall control.
§ 16.1.8 The provisions of the Contract Documents shall not be changed, amended, waived, or otherwise modified in any respect except by a writing signed by the Owner. No person is authorized on behalf of the Owner to orally change, amend, waive, or otherwise modify the terms of the Contract Documents or any of the Contractor’s duties or obligations under or arising out of the Contract Documents. Any change, waiver, approval, or consent granted to the Contractor shall be limited to the specific matters stated in writing signed by the Owner, and shall not relieve the Contractor of any other duties and obligations under the Contract Documents. No “constructive” changes shall be allowed, whether through course of dealing, industry practice or otherwise.
ARTICLE 17 INSURANCE AND BONDS
The Contractor shall purchase and maintain insurance and provide bonds as set forth in Article 11 of AIA Document A201-2007.
(State bonding requirements, if any, and limits of liability for insurance required in Article 11 of AIA Document A201-2007.)

Type of insurance or bond	Limit of liability or bond amount ($0.00)
This Agreement entered into as of the day and year first written above.

SISTER SCHUBERT’S HOME MADE	GRAY CONSTRUCTION
ROLLS, INC.

/s/ Bruce Rosa	/s/ Scott Parker

OWNER (Signature)	CONTRACTOR (Signature)

«Bruce L. Rosa, »«President »	«Scott Parker, »«Chief Financial Officer »

(Printed name and title)	(Printed name and title)

AIA Document A201 — 2007
for the following PROJECT:
(Name and location or address)
«Sister Schubert’s Roll Plant Expansion»
«Horse Cave, Kentucky»
THE OWNER:
(Name, legal status and address)
«Sister Schubert’s Home Made Rolls, Inc. »
«1105 Schrock Road »
«P. O. Box 29163 »
Columbus, Ohio 43229-0163
Attn: Jeffrey L. Harris, Vice President — Engineering
THE ARCHITECT:
(Name, legal status and address)
«MSKTD & Associates, Inc. »
«1715 Magnavox Way »
«Fort Wayne, Indiana 46804 »
TABLE OF ARTICLES

1 GENERAL PROVISIONS

2 OWNER

3 CONTRACTOR

4 ARCHITECT

5 SUBCONTRACTORS

6 CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

7 CHANGES IN THE WORK

8 TIME

9 PAYMENTS AND COMPLETION

10 PROTECTION OF PERSONS AND PROPERTY

11 INSURANCE AND BONDS

12 UNCOVERING AND CORRECTION OF WORK

13 MISCELLANEOUS PROVISIONS

14 TERMINATION OR SUSPENSION OF THE CONTRACT

15 CLAIMS AND DISPUTES

INDEX
(Topics and numbers in bold are section headings.)
Acceptance of Nonconforming Work
9.6.6, 9.9.3, 12.3
Acceptance of Work
9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10.3, 12.3
Access to Work
3.16, 6.2.1, 12.1
Accident Prevention
10
Acts and Omissions
3.2, 3.3.2, 3.12.8, 3.18, 4.2.3, 8.3.1, 9.5.1, 10.2.5, 10.2.8, 13.4.2, 13.7, 14.1, 15.2
Addenda
1.1.1, 3.11.1
Additional Costs, Claims for
3.7.4, 3.7.5, 6.1.1, 7.3.7.5, 10.3, 15.1.4
Additional Inspections and Testing
9.4.2, 9.8.3, 12.2.1, 13.5
Additional Insured
11.1.4
Additional Time, Claims for
3.2.4, 3.7.4, 3.7.5, 3.10.2, 8.3.2, 15.1.5
Administration of the Contract
3.1.3, 4.2, 9.4, 9.5
Advertisement or Invitation to Bid
1.1.1
Aesthetic Effect
4.2.13
Allowances
3.8, 7.3.8
All-risk Insurance
11.3.1, 11.3.1.1
Applications for Payment
4.2.5, 7.3.9, 9.2, 9.3, 9.4, 9.5.1, 9.6.3, 9.7, 9.10, 11.1.3
Approvals
2.1.1, 2.2.2, 2.4, 3.1.3, 3.10.2, 3.12.8, 3.12.9, 3.12.10, 4.2.7, 9.3.2, 13.5.1
Arbitration
8.3.1, 11.3.10, 13.1.1, 15.3.2, 15.4
ARCHITECT
4
Architect, Definition of
4.1.1
Architect, Extent of Authority
2.4.1, 3.12.7, 4.1, 4.2, 5.2, 6.3, 7.1.2, 7.3.7, 7.4, 9.2, 9.3.1, 9.4, 9.5, 9.6.3, 9.8, 9.10.1, 9.10.3, 12.1, 12.2.1, 13.5.1, 13.5.2, 14.2.2, 14.2.4, 15.1.3, 15.2.1
Architect, Limitations of Authority and Responsibility
2.1.1, 3.12.4, 3.12.8, 3.12.10, 4.1.2, 4.2.1, 4.2.2, 4.2.3, 4.2.6, 4.2.7, 4.2.10, 4.2.12, 4.2.13, 5.2.1, 7.4, 9.4.2, 9.5.3, 9.6.4, 15.1.3, 15.2
Architect’s Additional Services and Expenses
2.4.1, 11.3.1.1, 12.2.1, 13.5.2, 13.5.3, 14.2.4
Architect’s Administration of the Contract
3.1.3, 4.2, 3.7.4, 15.2, 9.4.1, 9.5
Architect’s Approvals
2.4.1, 3.1.3, 3.5, 3.10.2, 4.2.7
Architect’s Authority to Reject Work
3.5, 4.2.6, 12.1.2, 12.2.1
Architect’s Copyright
1.1.7, 1.5
Architect’s Decisions
3.7.4, 4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.2.14, 6.3, 7.3.7, 7.3.9, 8.1.3, 8.3.1, 9.2, 9.4.1, 9.5, 9.8.4, 9.9.1, 13.5.2, 15.2, 15.3
Architect’s Inspections
3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 13.5
Architect’s Instructions
3.2.4, 3.3.1, 4.2.6, 4.2.7, 13.5.2
Architect’s Interpretations
4.2.11, 4.2.12
Architect’s Project Representative
4.2.10
Architect’s Relationship with Contractor
1.1.2, 1.5, 3.1.3, 3.2.2, 3.2.3, 3.2.4, 3.3.1, 3.4.2, 3.5, 3.7.4, 3.7.5, 3.9.2, 3.9.3, 3.10, 3.11, 3.12, 3.16, 3.18, 4.1.2, 4.1.3, 4.2, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3.7, 12, 13.4.2, 13.5, 15.2
Architect’s Relationship with Subcontractors
1.1.2, 4.2.3, 4.2.4, 4.2.6, 9.6.3, 9.6.4, 11.3.7
Architect’s Representations
9.4.2, 9.5.1, 9.10.1
Architect’s Site Visits
3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5
Asbestos
10.3.1
Attorneys’ Fees
3.18.1, 9.10.2, 10.3.3
Award of Separate Contracts
6.1.1, 6.1.2
Award of Subcontracts and Other Contracts for Portions of the Work
5.2
Basic Definitions
1.1
Bidding Requirements
1.1.1, 5.2.1, 11.4.1
Binding Dispute Resolution
9.7, 11.3.9, 11.3.10, 13.1.1, 15.2.5, 15.2.6.1, 15.3.1, 15.3.2, 15.4.1
Boiler and Machinery Insurance
11.3.2
Bonds, Lien
7.3.7.4, 9.10.2, 9.10.3
Bonds, Performance, and Payment
7.3.7.4, 9.6.7, 9.10.3, 11.3.9, 11.4
Building Permit
3.7.1
Capitalization
1.3
Certificate of Substantial Completion
9.8.3, 9.8.4, 9.8.5

Certificates for Payment
4.2.1, 4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7, 9.10.1, 9.10.3, 14.1.1.3, 14.2.4, 15.1.3
Certificates of Inspection, Testing or Approval
13.5.4
Certificates of Insurance
9.10.2, 11.1.3
Change Orders
1.1.1, 2.4.1, 3.4.2, 3.7.4, 3.8.2.3, 3.11.1, 3.12.8, 4.2.8, 5.2.3, 7.1.2, 7.1.3, 7.2, 7.3.2, 7.3.6, 7.3.9, 7.3.10, 8.3.1, 9.3.1.1, 9.10.3, 10.3.2, 11.3.1.2, 11.3.4, 11.3.9, 12.1.2, 15.1.3
Change Orders, Definition of
7.2.1
CHANGES IN THE WORK
2.2.1, 3.11, 4.2.8, 7, 7.2.1, 7.3.1, 7.4, 7.4.1, 8.3.1, 9.3.1.1, 11.3.9
Claims, Definition of
15.1.1
CLAIMS AND DISPUTES
3.2.4, 6.1.1, 6.3, 7.3.9, 9.3.3, 9.10.4, 10.3.3, 15, 15.4
Claims and Timely Assertion of Claims
15.4.1
Claims for Additional Cost
3.2.4, 3.7.4, 6.1.1, 7.3.9, 10.3.2, 15.1.4
Claims for Additional Time
3.2.4, 3.7.46.1.1, 8.3.2, 10.3.2, 15.1.5
Concealed or Unknown Conditions, Claims for
3.7.4
Claims for Damages
3.2.4, 3.18, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3, 11.1.1, 11.3.5, 11.3.7, 14.1.3, 14.2.4, 15.1.6
Claims Subject to Arbitration
15.3.1, 15.4.1
Cleaning Up
3.15, 6.3
Commencement of the Work, Conditions Relating to
2.2.1, 3.2.2, 3.4.1, 3.7.1, 3.10.1, 3.12.6, 5.2.1, 5.2.3, 6.2.2, 8.1.2, 8.2.2, 8.3.1, 11.1, 11.3.1, 11.3.6, 11.4.1, 15.1.4
Commencement of the Work, Definition of
8.1.2
Communications Facilitating Contract Administration
3.9.1, 4.2.4
Completion, Conditions Relating to
3.4.1, 3.11, 3.15, 4.2.2, 4.2.9, 8.2, 9.4.2, 9.8, 9.9.1, 9.10, 12.2, 13.7, 14.1.2
COMPLETION, PAYMENTS AND
9
Completion, Substantial
4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3, 12.2, 13.7
Compliance with Laws
1.6.1, 3.2.3, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 9.6.4, 10.2.2, 11.1, 11.3, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14.1.1, 14.2.1.3, 15.2.8, 15.4.2, 15.4.3
Concealed or Unknown Conditions
3.7.4, 4.2.8, 8.3.1, 10.3
Conditions of the Contract
1.1.1, 6.1.1, 6.1.4
Consent, Written
3.4.2, 3.7.4, 3.12.8, 3.14.2, 4.1.2, 9.3.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3, 11.3.1, 13.2, 13.4.2, 15.4.4.2
Consolidation or Joinder
15.4.4
CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS
1.1.4, 6
Construction Change Directive, Definition of
7.3.1
Construction Change Directives
1.1.1, 3.4.2, 3.12.8, 4.2.8, 7.1.1, 7.1.2, 7.1.3, 7.3, 9.3.1.1
Construction Schedules, Contractor’s
3.10, 3.12.1, 3.12.2, 6.1.3, 15.1.5.2
Contingent Assignment of Subcontracts
5.4, 14.2.2.2
Continuing Contract Performance
15.1.3
Contract, Definition of
1.1.2
CONTRACT, TERMINATION OR SUSPENSION OF THE
5.4.1.1, 11.3.9, 14
Contract Administration
3.1.3, 4, 9.4, 9.5
Contract Award and Execution, Conditions Relating to
3.7.1, 3.10, 5.2, 6.1, 11.1.3, 11.3.6, 11.4.1
Contract Documents, Copies Furnished and Use of
1.5.2, 2.2.5, 5.3
Contract Documents, Definition of
1.1.1
Contract Sum
3.7.4, 3.8, 5.2.3, 7.2, 7.3, 7.4, 9.1, 9.4.2, 9.5.1.4, 9.6.7, 9.7, 10.3.2, 11.3.1, 14.2.4, 14.3.2, 15.1.4, 15.2.5
Contract Sum, Definition of
9.1
Contract Time
3.7.4, 3.7.5, 3.10.2, 5.2.3, 7.2.1.3, 7.3.1, 7.3.5, 7.4, 8.1.1, 8.2.1, 8.3.1, 9.5.1, 9.7, 10.3.2, 12.1.1, 14.3.2, 15.1.5.1, 15.2.5
Contract Time, Definition of
8.1.1
CONTRACTOR
3
Contractor, Definition of
3.1, 6.1.2
Contractor’s Construction Schedules
3.10, 3.12.1, 3.12.2, 6.1.3, 15.1.5.2
Contractor’s Employees
3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3, 11.1.1, 11.3.7, 14.1, 14.2.1.1,

Contractor’s Liability Insurance
11.1
Contractor’s Relationship with Separate Contractors and Owner’s Forces
3.12.5, 3.14.2, 4.2.4, 6, 11.3.7, 12.1.2, 12.2.4
Contractor’s Relationship with Subcontractors
1.2.2, 3.3.2, 3.18.1, 3.18.2, 5, 9.6.2, 9.6.7, 9.10.2, 11.3.1.2, 11.3.7, 11.3.8
Contractor’s Relationship with the Architect
1.1.2, 1.5, 3.1.3, 3.2.2, 3.2.3, 3.2.4, 3.3.1, 3.4.2, 3.5, 3.7.4, 3.10, 3.11, 3.12, 3.16, 3.18, 4.1.3, 4.2, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3.7, 12, 13.5, 15.1.2, 15.2.1
Contractor’s Representations
3.2.1, 3.2.2, 3.5, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.8.2
Contractor’s Responsibility for Those Performing the Work
3.3.2, 3.18, 5.3.1, 6.1.3, 6.2, 9.5.1, 10.2.8
Contractor’s Review of Contract Documents
3.2
Contractor’s Right to Stop the Work
9.7
Contractor’s Right to Terminate the Contract
14.1, 15.1.6
Contractor’s Submittals
3.10, 3.11, 3.12.4, 4.2.7, 5.2.1, 5.2.3, 9.2, 9.3, 9.8.2, 9.8.3, 9.9.1, 9.10.2, 9.10.3, 11.1.3, 11.4.2
Contractor’s Superintendent
3.9, 10.2.6
Contractor’s Supervision and Construction Procedures
1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 6.1.3, 6.2.4, 7.1.3, 7.3.5, 7.3.7, 8.2, 10, 12, 14, 15.1.3
Contractual Liability Insurance
11.1.1.8, 11.2
Coordination and Correlation
1.2, 3.2.1, 3.3.1, 3.10, 3.12.6, 6.1.3, 6.2.1
Copies Furnished of Drawings and Specifications
1.5, 2.2.5, 3.11
Copyrights
1.5, 3.17
Correction of Work
2.3, 2.4, 3.7.3, 9.4.2, 9.8.2, 9.8.3, 9.9.1, 12.1.2, 12.2
Correlation and Intent of the Contract Documents
1.2
Cost, Definition of
7.3.7
Costs
2.4.1, 3.2.4, 3.7.3, 3.8.2, 3.15.2, 5.4.2, 6.1.1, 6.2.3, 7.3.3.3, 7.3.7, 7.3.8, 7.3.9, 9.10.2, 10.3.2, 10.3.6, 11.3, 12.1.2, 12.2.1, 12.2.4, 13.5, 14
Cutting and Patching
3.14, 6.2.5
Damage to Construction of Owner or Separate Contractors
3.14.2, 6.2.4, 10.2.1.2, 10.2.5, 10.4, 11.1.1, 11.3, 12.2.4
Damage to the Work
3.14.2, 9.9.1, 10.2.1.2, 10.2.5, 10.4.1, 11.3.1, 12.2.4
Damages, Claims for
3.2.4, 3.18, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3, 11.1.1, 11.3.5, 11.3.7, 14.1.3, 14.2.4, 15.1.6
Damages for Delay
6.1.1, 8.3.3, 9.5.1.6, 9.7, 10.3.2
Date of Commencement of the Work, Definition of
8.1.2
Date of Substantial Completion, Definition of
8.1.3
Day, Definition of
8.1.4
Decisions of the Architect
3.7.4, 4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 15.2, 6.3, 7.3.7, 7.3.9, 8.1.3, 8.3.1, 9.2, 9.4, 9.5.1, 9.8.4, 9.9.1, 13.5.2, 14.2.2, 14.2.4, 15.1, 15.2
Decisions to Withhold Certification
9.4.1, 9.5, 9.7, 14.1.1.3
Defective or Nonconforming Work, Acceptance, Rejection and Correction of
2.3.1, 2.4.1, 3.5, 4.2.6, 6.2.5, 9.5.1, 9.5.2, 9.6.6, 9.8.2, 9.9.3, 9.10.4, 12.2.1
Definitions
1.1, 2.1.1, 3.1.1, 3.5, 3.12.1, 3.12.2, 3.12.3, 4.1.1, 15.1.1, 5.1, 6.1.2, 7.2.1, 7.3.1, 8.1, 9.1, 9.8.1
Delays and Extensions of Time
3.2, 3.7.4, 5.2.3, 7.2.1, 7.3.1, 7.4, 8.3, 9.5.1, 9.7, 10.3.2, 10.4.1, 14.3.2, 15.1.5, 15.2.5
Disputes
6.3, 7.3.9, 15.1, 15.2
Documents and Samples at the Site
3.11
Drawings, Definition of
1.1.5
Drawings and Specifications, Use and Ownership of
3.11
Effective Date of Insurance
8.2.2, 11.1.2
Emergencies
10.4, 14.1.1.2, 15.1.4
Employees, Contractor’s
3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3.3, 11.1.1, 11.3.7, 14.1, 14.2.1.1
Equipment, Labor, Materials or
1.1.3, 1.1.6, 3.4, 3.5, 3.8.2, 3.8.3, 3.12, 3.13.1, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.7, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.1, 14.2.1.2
Execution and Progress of the Work
1.1.3, 1.2.1, 1.2.2, 2.2.3, 2.2.5, 3.1, 3.3.1, 3.4.1, 3.5, 3.7.1, 3.10.1, 3.12, 3.14, 4.2, 6.2.2, 7.1.3, 7.3.5, 8.2, 9.5.1, 9.9.1, 10.2, 10.3, 12.2, 14.2, 14.3.1, 15.1.3
Extensions of Time
3.2.4, 3.7.4, 5.2.3, 7.2.1, 7.3, 7.4, 9.5.1, 9.7, 10.3.2, 10.4.1, 14.3, 15.1.5, 15.2.5
Failure of Payment
9.5.1.3, 9.7, 9.10.2, 13.6, 14.1.1.3, 14.2.1.2
Faulty Work
(See Defective or Nonconforming Work)
Final Completion and Final Payment
4.2.1, 4.2.9, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.3.1, 11.3.5, 12.3.1, 14.2.4, 14.4.3
Financial Arrangements, Owner’s
2.2.1, 13.2.2, 14.1.1.4
Fire and Extended Coverage Insurance
11.3.1.1

GENERAL PROVISIONS
1
Governing Law
13.1
Guarantees (See Warranty)
Hazardous Materials
10.2.4, 10.3
Identification of Subcontractors and Suppliers
5.2.1
Indemnification
3.17, 3.18, 9.10.2, 10.3.3, 10.3.5, 10.3.6, 11.3.1.2, 11.3.7
Information and Services Required of the Owner
2.1.2, 2.2, 3.2.2, 3.12.4, 3.12.10, 6.1.3, 6.1.4, 6.2.5, 9.6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3, 11.2, 11.4, 13.5.1, 13.5.2, 14.1.1.4, 14.1.4, 15.1.3
Initial Decision
15.2
Initial Decision Maker, Definition of
1.1.8
Initial Decision Maker, Decisions
14.2.2, 14.2.4, 15.2.1, 15.2.2, 15.2.3, 15.2.4, 15.2.5
Initial Decision Maker, Extent of Authority
14.2.2, 14.2.4, 15.1.3, 15.2.1, 15.2.2, 15.2.3, 15.2.4, 15.2.5
Injury or Damage to Person or Property
10.2.8, 10.4.1
Inspections
3.1.3, 3.3.3, 3.7.1, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 12.2.1, 13.5
Instructions to Bidders
1.1.1
Instructions to the Contractor
3.2.4, 3.3.1, 3.8.1, 5.2.1, 7, 8.2.2, 12, 13.5.2
Instruments of Service, Definition of
1.1.7
Insurance
3.18.1, 6.1.1, 7.3.7, 9.3.2, 9.8.4, 9.9.1, 9.10.2, 11
Insurance, Boiler and Machinery
11.3.2
Insurance, Contractor’s Liability
11.1
Insurance, Effective Date of
8.2.2, 11.1.2
Insurance, Loss of Use
11.3.3
Insurance, Owner’s Liability
11.2
Insurance, Property
10.2.5, 11.3
Insurance, Stored Materials
9.3.2
INSURANCE AND BONDS
11
Insurance Companies, Consent to Partial Occupancy
9.9.1
Intent of the Contract Documents
1.2.1, 4.2.7, 4.2.12, 4.2.13, 7.4
Interest
13.6
Interpretation
1.2.3, 1.4, 4.1.1, 5.1, 6.1.2, 15.1.1
Interpretations, Written
4.2.11, 4.2.12, 15.1.4
Judgment on Final Award
15.4.2
Labor and Materials, Equipment
1.1.3, 1.1.6, 3.4, 3.5, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.7, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.1, 14.2.1.2
Labor Disputes
8.3.1
Laws and Regulations
1.5, 3.2.3, 3.6, 3.7, 3.12.10, 3.13.1, 4.1.1, 9.6.4, 9.9.1, 10.2.2, 11.1.1, 11.3, 13.1.1, 13.4, 13.5.1, 13.5.2, 13.6.1, 14, 15.2.8, 15.4
Liens
2.1.2, 9.3.3, 9.10.2, 9.10.4, 15.2.8
Limitations, Statutes of
12.2.5, 13.7, 15.4.1.1
Limitations of Liability
2.3.1, 3.2.2, 3.5, 3.12.10, 3.17, 3.18.1, 4.2.6, 4.2.7, 4.2.12, 6.2.2, 9.4.2, 9.6.4, 9.6.7, 10.2.5, 10.3.3, 11.1.2, 11.2, 11.3.7, 12.2.5, 13.4.2
Limitations of Time
2.1.2, 2.2, 2.4, 3.2.2, 3.10, 3.11, 3.12.5, 3.15.1, 4.2.7, 5.2, 5.3.1, 5.4.1, 6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 11.1.3, 11.3.1.5, 11.3.6, 11.3.10, 12.2, 13.5, 13.7, 14, 15
Loss of Use Insurance
11.3.3
Material Suppliers
1.5, 3.12.1, 4.2.4, 4.2.6, 5.2.1, 9.3, 9.4.2, 9.6, 9.10.5
Materials, Hazardous
10.2.4, 10.3
Materials, Labor, Equipment and
1.1.3, 1.1.6, 1.5.1, 3.4.1, 3.5, 3.8.2, 3.8.3, 3.12, 3.13.1, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.7, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1.2, 10.2.4, 14.2.1.1, 14.2.1.2
Means, Methods, Techniques, Sequences and Procedures of Construction
3.3.1, 3.12.10, 4.2.2, 4.2.7, 9.4.2
Mechanic’s Lien
2.1.2, 15.2.8
Mediation
8.3.1, 10.3.5, 10.3.6, 15.2.1, 15.2.5, 15.2.6, 15.3, 15.4.1
Minor Changes in the Work
1.1.1, 3.12.8, 4.2.8, 7.1, 7.4
MISCELLANEOUS PROVISIONS
13
Modifications, Definition of
1.1.1
Modifications to the Contract
1.1.1, 1.1.2, 3.11, 4.1.2, 4.2.1, 5.2.3, 7, 8.3.1, 9.7, 10.3.2, 11.3.1
Mutual Responsibility
6.2

Nonconforming Work, Acceptance of
9.6.6, 9.9.3, 12.3
Nonconforming Work, Rejection and Correction of
2.3.1, 2.4.1, 3.5, 4.2.6, 6.2.4, 9.5.1, 9.8.2, 9.9.3, 9.10.4, 12.2.1
Notice
2.2.1, 2.3.1, 2.4.1, 3.2.4, 3.3.1, 3.7.2, 3.12.9, 5.2.1, 9.7, 9.10, 10.2.2, 11.1.3, 12.2.2.1, 13.3, 13.5.1, 13.5.2, 14.1, 14.2, 15.2.8, 15.4.1
Notice, Written
2.3.1, 2.4.1, 3.3.1, 3.9.2, 3.12.9, 3.12.10, 5.2.1, 9.7, 9.10, 10.2.2, 10.3, 11.1.3, 11.3.6, 12.2.2.1, 13.3, 14, 15.2.8, 15.4.1
Notice of Claims
3.7.4, 10.2.8, 15.1.2, 15.4
Notice of Testing and Inspections
13.5.1, 13.5.2
Observations, Contractor’s
3.2, 3.7.4
Occupancy
2.2.2, 9.6.6, 9.8, 11.3.1.5
Orders, Written
1.1.1, 2.3, 3.9.2, 7, 8.2.2, 11.3.9, 12.1, 12.2.2.1, 13.5.2, 14.3.1
OWNER
2
Owner, Definition of
2.1.1
Owner, Information and Services Required of the
2.1.2, 2.2, 3.2.2, 3.12.10, 6.1.3, 6.1.4, 6.2.5, 9.3.2, 9.6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3, 11.2, 11.3, 13.5.1, 13.5.2, 14.1.1.4, 14.1.4, 15.1.3
Owner’s Authority
1.5, 2.1.1, 2.3.1, 2.4.1, 3.4.2, 3.8.1, 3.12.10, 3.14.2, 4.1.2, 4.1.3, 4.2.4, 4.2.9, 5.2.1, 5.2.4, 5.4.1, 6.1, 6.3, 7.2.1, 7.3.1, 8.2.2, 8.3.1, 9.3.1, 9.3.2, 9.5.1, 9.6.4, 9.9.1, 9.10.2, 10.3.2, 11.1.3, 11.3.3, 11.3.10, 12.2.2, 12.3.1, 13.2.2, 14.3, 14.4, 15.2.7
Owner’s Financial Capability
2.2.1, 13.2.2, 14.1.1.4
Owner’s Liability Insurance
11.2
Owner’s Relationship with Subcontractors
1.1.2, 5.2, 5.3, 5.4, 9.6.4, 9.10.2, 14.2.2
Owner’s Right to Carry Out the Work
2.4, 14.2.2
Owner’s Right to Clean Up
6.3
Owner’s Right to Perform Construction and to Award Separate Contracts
6.1
Owner’s Right to Stop the Work
2.3
Owner’s Right to Suspend the Work
14.3
Owner’s Right to Terminate the Contract
14.2
Ownership and Use of Drawings, Specifications and Other Instruments of Service
1.1.1, 1.1.6, 1.1.7, 1.5, 2.2.5, 3.2.2, 3.11.1, 3.17, 4.2.12, 5.3.1
Partial Occupancy or Use
9.6.6, 9.9, 11.3.1.5
Patching, Cutting and
3.14, 6.2.5
Patents
3.17
Payment, Applications for
4.2.5, 7.3.9, 9.2, 9.3, 9.4, 9.5, 9.6.3, 9.7, 9.8.5, 9.10.1, 14.2.3, 14.2.4, 14.4.3
Payment, Certificates for
4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Payment, Failure of
9.5.1.3, 9.7, 9.10.2, 13.6, 14.1.1.3, 14.2.1.2
Payment, Final
4.2.1, 4.2.9, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.4.1, 12.3.1, 13.7, 14.2.4, 14.4.3
Payment Bond, Performance Bond and
7.3.7.4, 9.6.7, 9.10.3, 11.4
Payments, Progress
9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3, 15.1.3
PAYMENTS AND COMPLETION
9
Payments to Subcontractors
5.4.2, 9.5.1.3, 9.6.2, 9.6.3, 9.6.4, 9.6.7, 14.2.1.2
PCB
10.3.1
Performance Bond and Payment Bond
7.3.7.4, 9.6.7, 9.10.3, 11.4
Permits, Fees, Notices and Compliance with Laws
2.2.2, 3.7, 3.13, 7.3.7.4, 10.2.2
PERSONS AND PROPERTY, PROTECTION OF
10
Polychlorinated Biphenyl
10.3.1
Product Data, Definition of
3.12.2
Product Data and Samples, Shop Drawings
3.11, 3.12, 4.2.7
Progress and Completion
4.2.2, 8.2, 9.8, 9.9.1, 14.1.4, 15.1.3
Progress Payments
9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3, 15.1.3
Project, Definition of
1.1.4
Project Representatives
4.2.10
Property Insurance
10.2.5, 11.3

PROTECTION OF PERSONS AND PROPERTY
10
Regulations and Laws
1.5, 3.2.3, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 9.6.4, 9.9.1, 10.2.2, 11.1, 11.4, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14, 15.2.8, 15.4
Rejection of Work
3.5, 4.2.6, 12.2.1
Releases and Waivers of Liens
9.10.2
Representations
3.2.1, 3.5, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.4.2, 9.5.1, 9.8.2, 9.10.1
Representatives
2.1.1, 3.1.1, 3.9, 4.1.1, 4.2.1, 4.2.2, 4.2.10, 5.1.1, 5.1.2, 13.2.1
Responsibility for Those Performing the Work
3.3.2, 3.18, 4.2.3, 5.3.1, 6.1.3, 6.2, 6.3, 9.5.1, 10
Retainage
9.3.1, 9.6.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3
Review of Contract Documents and Field Conditions by Contractor
3.2, 3.12.7, 6.1.3
Review of Contractor’s Submittals by Owner and Architect
3.10.1, 3.10.2, 3.11, 3.12, 4.2, 5.2, 6.1.3, 9.2, 9.8.2
Review of Shop Drawings, Product Data and Samples by Contractor
3.12
Rights and Remedies
1.1.2, 2.3, 2.4, 3.5, 3.7.4, 3.15.2, 4.2.6, 5.3, 5.4, 6.1, 6.3, 7.3.1, 8.3, 9.5.1, 9.7, 10.2.5, 10.3, 12.2.2, 12.2.4, 13.4, 14, 15.4
Royalties, Patents and Copyrights
3.17
Rules and Notices for Arbitration
15.4.1
Safety of Persons and Property
10.2, 10.4
Safety Precautions and Programs
3.3.1, 4.2.2, 4.2.7, 5.3.1, 10.1, 10.2, 10.4
Samples, Definition of
3.12.3
Samples, Shop Drawings, Product Data and
3.11, 3.12, 4.2.7
Samples at the Site, Documents and
3.11
Schedule of Values
9.2, 9.3.1
Schedules, Construction
3.10, 3.12.1, 3.12.2, 6.1.3, 15.1.5.2
Separate Contracts and Contractors
1.1.4, 3.12.5, 3.14.2, 4.2.4, 4.2.7, 6, 8.3.1, 12.1.2
Shop Drawings, Definition of
3.12.1
Shop Drawings, Product Data and Samples
3.11, 3.12, 4.2.7
Site, Use of
3.13, 6.1.1, 6.2.1
Site Inspections
3.2.2, 3.3.3, 3.7.1, 3.7.4, 4.2, 9.4.2, 9.10.1, 13.5
Site Visits, Architect’s
3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5
Special Inspections and Testing
4.2.6, 12.2.1, 13.5
Specifications, Definition of
1.1.6
Specifications
1.1.1, 1.1.6, 1.2.2, 1.5, 3.11, 3.12.10, 3.17, 4.2.14
Statute of Limitations
13.7, 15.4.1.1
Stopping the Work
2.3, 9.7, 10.3, 14.1
Stored Materials
6.2.1, 9.3.2, 10.2.1.2, 10.2.4
Subcontractor, Definition of
5.1.1
SUBCONTRACTORS
5
Subcontractors, Work by
1.2.2, 3.3.2, 3.12.1, 4.2.3, 5.2.3, 5.3, 5.4, 9.3.1.2, 9.6.7
Subcontractual Relations
5.3, 5.4, 9.3.1.2, 9.6, 9.10, 10.2.1, 14.1, 14.2.1
Submittals
3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.7, 9.2, 9.3, 9.8, 9.9.1, 9.10.2, 9.10.3, 11.1.3
Submittal Schedule
3.10.2, 3.12.5, 4.2.7
Subrogation, Waivers of
6.1.1, 11.3.7
Substantial Completion
4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3, 12.2, 13.7
Substantial Completion, Definition of
9.8.1
Substitution of Subcontractors
5.2.3, 5.2.4
Substitution of Architect
4.1.3
Substitutions of Materials
3.4.2, 3.5, 7.3.8
Sub-subcontractor, Definition of
5.1.2
Subsurface Conditions
3.7.4
Successors and Assigns
13.2
Superintendent
3.9, 10.2.6
Supervision and Construction Procedures
1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 6.1.3, 6.2.4, 7.1.3, 7.3.7, 8.2, 8.3.1, 9.4.2, 10, 12, 14, 15.1.3
Surety
5.4.1.2, 9.8.5, 9.10.2, 9.10.3, 14.2.2, 15.2.7
Surety, Consent of
9.10.2, 9.10.3
Surveys
2.2.3
Suspension by the Owner for Convenience
14.3
Suspension of the Work
5.4.2, 14.3
Suspension or Termination of the Contract
5.4.1.1, 14

Taxes
3.6, 3.8.2.1, 7.3.7.4
Termination by the Contractor
14.1, 15.1.6
Termination by the Owner for Cause
5.4.1.1, 14.2, 15.1.6
Termination by the Owner for Convenience
14.4
Termination of the Architect
4.1.3
Termination of the Contractor
14.2.2
TERMINATION OR SUSPENSION OF THE CONTRACT
14
Tests and Inspections
3.1.3, 3.3.3, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 10.3.2, 11.4.1.1, 12.2.1, 13.5
TIME
8
Time, Delays and Extensions of
3.2.4, 3.7.4, 5.2.3, 7.2.1, 7.3.1, 7.4, 8.3, 9.5.1, 9.7, 10.3.2, 10.4.1, 14.3.2, 15.1.5, 15.2.5
Time Limits
2.1.2, 2.2, 2.4, 3.2.2, 3.10, 3.11, 3.12.5, 3.15.1, 4.2, 5.2, 5.3, 5.4, 6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 11.1.3, 12.2, 13.5, 13.7, 14, 15.1.2, 15.4
Time Limits on Claims
3.7.4, 10.2.8, 13.7, 15.1.2
Title to Work
9.3.2, 9.3.3
Transmission of Data in Digital Form
1.6
UNCOVERING AND CORRECTION OF WORK
12
Uncovering of Work
12.1
Unforeseen Conditions, Concealed or Unknown
3.7.4, 8.3.1, 10.3
Unit Prices
7.3.3.2, 7.3.4
Use of Documents
1.1.1, 1.5, 2.2.5, 3.12.6, 5.3
Use of Site
3.13, 6.1.1, 6.2.1
Values, Schedule of
9.2, 9.3.1
Waiver of Claims by the Architect
13.4.2
Waiver of Claims by the Contractor
9.10.5, 13.4.2, 15.1.6
Waiver of Claims by the Owner
9.9.3, 9.10.3, 9.10.4, 12.2.2.1, 13.4.2, 14.2.4, 15.1.6
Waiver of Consequential Damages
14.2.4, 15.1.6
Waiver of Liens
9.10.2, 9.10.4
Waivers of Subrogation
6.1.1, 11.3.7
Warranty
3.5, 4.2.9, 9.3.3, 9.8.4, 9.9.1, 9.10.4, 12.2.2, 13.7.1
Weather Delays
15.1.5.2
Work, Definition of
1.1.3
Written Consent
1.5.2, 3.4.2, 3.7.4, 3.12.8, 3.14.2, 4.1.2, 9.3.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3, 11.4.1, 13.2, 13.4.2, 15.4.4.2
Written Interpretations
4.2.11, 4.2.12
Written Notice
2.3, 2.4, 3.3.1, 3.9, 3.12.9, 3.12.10, 5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 10.3, 11.1.3, 12.2.2, 12.2.4, 13.3, 14, 15.4.1
Written Orders
1.1.1, 2.3, 3.9, 7, 8.2.2, 12.1, 12.2, 13.5.2, 14.3.1, 15.1.2

ARTICLE 1 GENERAL PROVISIONS
§ 1.1 BASIC DEFINITIONS
§ 1.1.1 THE CONTRACT DOCUMENTS
The Contract Documents are enumerated in the Agreement between the Owner and Contractor (hereinafter the Agreement) and consist of the Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of the Contract, other documents listed in the Agreement and Modifications issued after execution of the Contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Architect. Unless specifically enumerated in the Agreement, the Contract Documents do not include the advertisement or invitation to bid, Instructions to Bidders, sample forms, other information furnished by the Owner in anticipation of receiving bids or proposals, the Contractor’s bid or proposal, or portions of Addenda relating to bidding requirements.
§ 1.1.2 THE CONTRACT
The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Contractor and the Architect or the Architect’s consultants, (2) between the Owner and a Subcontractor or a Sub-subcontractor, (3) between the Owner and the Architect or the Architect’s consultants or (4) between any persons or entities other than the Owner and the Contractor. The Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of the Architect’s duties.
§ 1.1.3 THE WORK
The term “Work” means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor’s obligations. The Work may constitute the whole or a part of the Project. The Work includes design and construction responsibility for all mechanical, electrical, fire protection, refrigeration, civil, and structural systems which shall be performed by a licensed design professional carrying a reasonable amount of professional liability insurance. The Contractor shall remain responsible to the Owner for all design Work performed by such licensed design professional.
§ 1.1.4 THE PROJECT
The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner and by separate contractors.
§ 1.1.5 THE DRAWINGS
The Drawings are the graphic and pictorial portions of the Contract Documents showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.
§ 1.1.6 THE SPECIFICATIONS
The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, systems, standards and workmanship for the Work, and performance of related services.
§ 1.1.7 INSTRUMENTS OF SERVICE
Instruments of Service are representations, in any medium of expression now known or later developed, of the tangible and intangible creative work performed by the Architect and the Architect’s consultants under their respective agreements. Instruments of Service may include, without limitation, studies, surveys, models, sketches, drawings, specifications, and other similar materials.
§ 1.1.8 INITIAL DECISION MAKER
The Initial Decision Maker is the person identified in the Agreement to render initial decisions on Claims in accordance with Section 15.2 and certify termination of the Agreement under Section 14.2.2.
§ 1.2 CORRELATION AND INTENT OF THE CONTRACT DOCUMENTS
§ 1.2.1 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the indicated results. In the event of inconsistencies within or between parts of the Contract Documents, or between the Contract Documents and applicable standards, codes, and ordinances, the Contractor shall (i) provide the better quality or greater quantity of Work or (ii) comply with the more stringent requirement. The terms and conditions of this Section 1.2.1, however, shall not relieve the Contractor of any of the obligations set forth in Sections 3.2 and 3.7.

§ 1.2.2 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.
§ 1.2.3 Unless otherwise stated in the Contract Documents, words that have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.
§ 1.3 CAPITALIZATION
Terms capitalized in these General Conditions include those that are (1) specifically defined, (2) the titles of numbered articles or (3) the titles of other documents published by the American Institute of Architects.
§ 1.4 INTERPRETATION
In the interest of brevity the Contract Documents frequently omit modifying words such as “all” and “any” and articles such as “the” and “an,” but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.
§ 1.5 OWNERSHIP AND USE OF DRAWINGS, SPECIFICATIONS AND OTHER INSTRUMENTS OF SERVICE
§ 1.5.1 The Architect, the Architect’s consultants and the Contractor shall be deemed the authors and owners of their respective Instruments of Service, including the Drawings and Specifications, and will retain all common law, statutory and other reserved rights, including copyrights. The Contractor, Subcontractors, Sub-subcontractors, and material or equipment suppliers shall not own or claim a copyright in the Instruments of Service prepared by others. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect’s or Architect’s consultants’ reserved rights.
§ 1.5.2 The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are authorized to use and reproduce the Instruments of Service provided to them solely and exclusively for execution of the Work. All copies made under this authorization shall bear the copyright notice, if any, shown on the Instruments of Service. The Contractor, Subcontractors, Sub-subcontractors, and material or equipment suppliers may not use the Instruments of Service provided to them on other projects without the specific written consent of the Owner, Architect and the Architect’s consultants.
§ 1.6 TRANSMISSION OF DATA IN DIGITAL FORM
If the parties intend to transmit Instruments of Service or any other information or documentation in digital form, they shall endeavor to establish necessary protocols governing such transmissions, unless otherwise already provided in the Agreement or the Contract Documents.
§ 1.7 CONFIDENTIALITY
The Contractor, Subcontractors, Sub-subcontractors and material and equipment suppliers shall not disclose any information in connection with the Work or the Project, except with written consent of the Owner or in response to an order from a court of competent jurisdiction, and shall not permit release of such information or make any public announcement or publicity release about the Project without the Owner’s written consent. Upon request by the Owner, the Contractor shall surrender all copies of any documents or other information provided by the Owner or the Architect. The Contractor shall cause similar requirements to be included in all subcontracts and purchase orders to the Project. The provisions of this Section 1.7 shall survive termination of the Agreement.
ARTICLE 2 OWNER
§ 2.1 GENERAL
§ 2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Owner has designated a representative who shall have express authority to represent the Owner with respect to all matters requiring the Owner’s approval or authorization in the Section 15.3 of the Owner-Contractor Agreement. Except as otherwise provided in Section 4.2.1, the Architect does not have such authority. The term “Owner” means the Owner or the Owner’s authorized representative; provided, however, that the Owner’s Representative shall not be personally liable for the Owner’s obligations under the Agreement.

§ 2.1.2 The Owner shall furnish to the Contractor within fifteen days after receipt of a written request, information necessary and relevant for the Contractor to evaluate, give notice of or enforce mechanic’s lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner’s interest therein.
§ 2.2 INFORMATION AND SERVICES REQUIRED OF THE OWNER
§ 2.2.1 Prior to commencement of the Work, the Contractor may request in writing that the Owner provide reasonable evidence that the Owner has made financial arrangements to fulfill the Owner’s obligations under the Contract. Thereafter, the Contractor may only request such evidence if (1) the Owner fails to make payments to the Contractor as the Contract Documents require; (2) a change in the Work materially changes the Contract Sum; or (3) the Contractor identifies in writing a reasonable concern regarding the Owner’s ability to make payment when due. The Owner shall furnish such evidence as a condition precedent to commencement or continuation of the Work or the portion of the Work affected by a material change. After the Owner furnishes the evidence, the Owner shall not materially vary such financial arrangements without prior notice to the Contractor.
§ 2.2.2 Except for permits and fees that are the responsibility of the Contractor under the Contract Documents, including those required under Section 3.7.1, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.
§ 2.2.3 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site. The Contractor shall be entitled to rely on the accuracy of information furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work.
§ 2.2.4 The Owner shall furnish information or services required of the Owner by the Contract Documents with reasonable promptness. The Owner shall also furnish any other information or services under the Owner’s control and relevant to the Contractor’s performance of the Work with reasonable promptness after receiving the Contractor’s written request for such information or services.
§ 2.2.5 Unless otherwise provided in the Contract Documents, the Owner shall furnish to the Contractor one copy of the Contract Documents for purposes of making reproductions pursuant to Section 1.5.2.
§ 2.3 OWNER’S RIGHT TO STOP THE WORK
If the Contractor fails to correct Work that is not in accordance with the requirements of the Contract Documents as required by Section 12.2 or fails to carry out Work in accordance with the Contract Documents, the Owner may issue a written order to the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Section 6.1.3.
§ 2.4 OWNER’S RIGHT TO CARRY OUT THE WORK
If the Contractor defaults or fails to carry out the Work in accordance with the Contract Documents or in a timely manner and fails within a seven-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order or Construction Change Directive shall be issued deducting from payments then or thereafter due the Contractor the reasonable cost of correcting such deficiencies, including Owner’s expenses and compensation for the Architect’s additional services made necessary by such default, neglect or failure. Such action by the Owner and amounts charged to the Contractor are both subject to prior approval of the Architect. If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner immediately upon request.
§ 2.5 EXTENT OF OWNER RIGHTS
The rights stated in this Article 2 and elsewhere in the Contract Documents are cumulative and not in limitation of any rights of the Owner (i) granted in the Contract Documents, (ii) at law, or (iii) in equity.

In no event shall the Owner have control over, charge of, or any responsibility for construction means, methods, techniques, sequences, or procedures or for safety precautions and programs in connection with the Work, notwithstanding any of the rights and authority granted the Owner in the Contract Documents.
ARTICLE 3 CONTRACTOR
§ 3.1 GENERAL
§ 3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Contractor shall be lawfully licensed, if required in the jurisdiction where the Project is located. The Contractor shall designate in writing a representative who shall have express authority to bind the Contractor with respect to all matters under this Contract. The term “Contractor” means the Contractor or the Contractor’s authorized representative; provided, however, that the Contractor’s authorized representative shall not be personally liable for the Contractor’s obligations under the Agreement.
§ 3.1.2 The Contractor shall perform the Work in accordance with the Contract Documents. The Contractor has submitted to the Owner the names and relevant information about the Subcontractors or material and equipment suppliers from whom bids were solicited for purposes of establishing the Guaranteed Maximum Price, and the Owner has approved all such subcontractors and material and equipment suppliers. The Contractor shall not replace any approved Subcontractor or material and equipment supplier without the written consent of the Owner.
§ 3.1.3 The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect’s administration of the Contract, or by tests, inspections or approvals required or performed by persons or entities other than the Contractor.
§ 3.2 REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR
§ 3.2.1 Execution of the Contract by the Contractor is a representation that the Contractor has visited the Project site, become generally familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents. Concurrently with the execution of the Agreement, the Contractor must file with the Owner the following items:
.1	Evidence of Workers’ Compensation Insurance;

.2	Certificate of Insurance (ACORD form is acceptable) and copy of additional insured or loss payee endorsement. The Owner reserves the right to request a certified copy of the Contractor’s insurance policies and endorsements.
§ 3.2.2 Because the Contract Documents are complementary, the Contractor shall, before starting each portion of the Work, carefully study and compare the various Contract Documents relative to that portion of the Work, as well as the information furnished by the Owner pursuant to Section 2.2.3, shall take field measurements of any existing conditions related to that portion of the Work, and shall observe any conditions at the site affecting it. These obligations are for the purpose of facilitating coordination and construction by the Contractor and are not for the purpose of discovering errors, omissions, or inconsistencies in the Contract Documents; however, the Contractor shall promptly report to the Architect any errors, inconsistencies or omissions discovered by or made known to the Contractor as a request for information in such form as the Architect may require. It is recognized that the Contractor’s review is made in the Contractor’s capacity as a contractor and not as a licensed design professional, unless otherwise specifically provided in the Contract Documents. The exactness of grades, elevations, dimensions, or locations given on any Drawing issued by the Architect, or the work installed by other contractors, is not guaranteed by the Architect or the Owner.
The Contractor shall, therefore, satisfy itself as to the accuracy of all grades, elevations, dimensions, and locations. In all cases of interconnection of its Work with existing or other work, it shall verify at the site all dimensions relating to such existing or other work. Any errors due to the Contractor’s failure to so verify all such grades, elevations, dimensions, or locations shall be promptly rectified by the Contractor without any additional cost to the Owner.
§ 3.2.3 Except to the extent of any design Work, provided by the Contractor, the Contractor is not required to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, but the Contractor shall promptly report to the Architect any nonconformity discovered by or made known to the Contractor as a request for information in such form as the Architect may require.

§ 3.2.4 If the Contractor believes that additional cost or time is involved because of clarifications or instructions the Architect issues in response to the Contractor’s notices or requests for information pursuant to Sections 3.2.2 or 3.2.3, the Contractor shall make Claims as provided in Article 15. If the Contractor fails to perform the obligations of Sections 3.2.2 or 3.2.3, the Contractor shall pay such costs and damages to the Owner as would have been avoided if the Contractor had performed such obligations. If the Contractor performs those obligations, the Contractor shall not be liable to the Owner or Architect for damages resulting from errors, inconsistencies or omissions in the Contract Documents, for differences between field measurements or conditions and the Contract Documents, or for nonconformities of the Contract Documents to applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities.
§ 3.2.5 Design Work provided by the Contractor shall comply with applicable building codes and Occupational Safety and Health Administration, Americans with Disabilities Act, United States Department of Agriculture, Environmental Protection Agency, the Food and Drug Administration, British Retail Consortium and American Institute of Baking requirements. All design Work shall be submitted to the Owner for approval and for Factory Mutual plan review or a designated Factory Mutual engineer prior to commencement of any construction Work. All materials and installation procedures must be approved by Factory Mutual, unless the Owner consents to a variance in writing. All design documents and plans and specifications related to the Work shall be timely submitted to the Owner for approval as each such document is completed.
§ 3.3 SUPERVISION AND CONSTRUCTION PROCEDURES
§ 3.3.1 The Contractor shall supervise and direct the Work, using the Contractor’s best skill and attention. The Contractor shall be solely responsible for, and have control over, construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract. The Contractor shall manage, direct and supervise its Subcontractors and Sub-subcontractors and material and equipment suppliers and coordinate the separate contractors and their subcontractors, sub-subcontractors and material and equipment suppliers. The Contractor shall be solely responsible for jobsite safety.
§ 3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor’s employees, Subcontractors, design professionals and their agents and employees, and other persons or entities performing portions of the Work for, or on behalf of, the Contractor or any of its Subcontractors or design professionals.
§ 3.3.3 The Contractor shall be responsible for inspection of portions of Work already performed to determine that such portions are in proper condition to receive subsequent Work.
§ 3.4 LABOR AND MATERIALS
§ 3.4.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work. The Project shall not be used for purposes of or as a vehicle for promoting unions or organized labor. The Contractor shall immediately remove any union stickers or other materials from applied to any portion of the Project or materials or equipment for the Project. The Contractor cannot guarantee that the Project will not be picketed.
§ 3.4.2 Except in the case of minor changes in the Work authorized by the Architect in accordance with Sections 3.12.8 or 7.4, the Contractor may make substitutions only with the written consent of the Owner, after evaluation by the Architect and in accordance with a Change Order or Construction Change Directive.
§ 3.4.3 The Contractor shall furnish, and cause the Subcontractors and Sub-subcontractors to furnish, only skilled and properly trained persons for the performance of the Work. The Contractor shall enforce strict discipline and good order among the Contractor’s employees and other persons carrying out the Work. The Contractor shall not permit employment of unfit persons or persons not properly skilled in tasks assigned to them.
§ 3.5 WARRANTY
The Contractor warrants to the Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless the Contract Documents require or permit otherwise. The Contractor further warrants that the construction Work will conform to the requirements of the Contract Documents and will be free from defects, except for those inherent in the quality of the Work the Contract Documents require or permit. Work, materials, or equipment not conforming to these requirements may be considered defective in the Owner’s sole discretion. The Contractor’s warranty excludes remedy for damage or defect caused by abuse by persons or entities other than the Contractor or its Subcontractors, Sub-subcontractors and material and equipments providers, alterations to the Work not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. If required by the Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment. This remedy is in addition to, and not in limitation of, any remedies the Owner may have under the Contract Documents, at law or in equity.

§ 3.6 TAXES
The Contractor shall pay sales, consumer, use and similar taxes for the Work provided by the Contractor that are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect. This covenant shall survive the termination of the Contract Documents and the completion of the Contractor’s design services and the Work.
§ 3.7 PERMITS, FEES, NOTICES AND COMPLIANCE WITH LAWS
§ 3.7.1 Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit as well as for other permits, fees, licenses, and inspections by government agencies necessary for proper execution and completion of the Work that are customarily secured after execution of the Contract and legally required at the time bids are received or negotiations concluded.
§ 3.7.2 The Contractor shall comply with and give notices required by applicable laws, statutes, codes, rules and regulations, and lawful orders of public authorities applicable to performance of the Work. The Contractor shall perform all design services and Work in conformity with such laws, codes, rules, regulations and orders.
§ 3.7.3 If the Contractor performs Work knowing it to be contrary to applicable laws, statutes, codes, rules and regulations, or lawful orders of public authorities, the Contractor shall be responsible for correction of such Work and shall bear the costs, losses and expenses attributable to correction.
§ 3.7.4 Concealed or Unknown Conditions. If the Contractor encounters conditions at the Project site that are (1) subsurface or otherwise concealed physical conditions that differ materially from those indicated in or reasonably inferred from the Contract Documents or (2) unknown physical conditions of an unusual nature, that differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, the Contractor shall promptly provide notice to the Owner and the Architect promptly before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Architect will promptly investigate such conditions and, if the Architect determines that they differ materially and cause an increase or decrease in the Contractor’s cost of, or time required for, performance of any part of the Work, the Owner and the Contractor will make any adjustment in the Contract Sum or Contract Time, or both by Change Order. If the Architect determines that the conditions at the site are not materially different from those indicated in or reasonably inferred from the Contract Documents or do not cause an increase or decrease in the Contractor’s cost of, or time required for, performance of any part of the Work and that no change in the terms of the Contract is justified, the Architect shall promptly notify the Owner and Contractor in writing, stating the reasons. If either party disputes the Architect’s determination or recommendation, that party may proceed as provided in Article 15.
§ 3.7.5 If, in the course of the Work, the Contractor encounters human remains or recognizes the existence of burial markers, archaeological sites or wetlands not indicated in the Contract Documents, the Contractor shall immediately suspend any operations that would affect them and shall notify the Owner and Architect. Upon receipt of such notice, the Owner shall promptly take any action necessary to obtain governmental authorization required to resume the operations. The Contractor shall continue to suspend such operations until otherwise instructed by the Owner but shall continue with all other operations that do not affect those remains or features. Requests for adjustments in the Contract Sum and Contract Time arising from the existence of such remains or features may be made as provided in Article 15.
§ 3.8 ALLOWANCES
§ 3.8.1 The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities to whom the Contractor has reasonable objection.
§ 3.8.2 Unless otherwise provided in the Contract Documents,
.1	Allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;

.2	Contractor’s costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum but not in the allowances; and
.3	Whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Section 3.8.2.1 and (2) changes in Contractor’s costs under Section 3.8.2.2; provided, however, the Guaranteed Maximum Price shall not be exceeded.
§ 3.8.3 Materials and equipment under an allowance shall be selected by the Owner with reasonable promptness.
§ 3.9 SUPERINTENDENT
§ 3.9.1 The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor.
§ 3.9.2 The Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the name and qualifications of a proposed superintendent. The Owner may reply within 14 days to the Contractor in writing stating (1) whether the Owner or the Architect has reasonable objection to the proposed superintendent or (2) that the Owner requires additional time to review. Failure of the Owner to reply within the 14 day period shall constitute notice of no reasonable objection.
§ 3.9.3 The Contractor shall not employ a proposed superintendent to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not change the superintendent without the Owner’s consent, which shall not unreasonably be withheld or delayed.
§ 3.10 CONTRACTOR’S CONSTRUCTION SCHEDULES
§ 3.10.1 The Contractor, promptly after being awarded the Agreement, shall prepare and submit for the Architect’s review and Owner’s acceptance the Contractor’s Master Project Construction Schedule for the Project which shall be based on critical path methodology acceptable to the Owner and in sufficient detail to allow for full evaluation and understanding by the Owner and demonstrate for each element of Work its timing, duration and sequence integrated in a logical order consistent with time limits under the Contract Documents (the “Master Project Construction Schedule”). The Master Project Construction Schedule will coordinate and integrate the Architect’s design services with the construction, material and equipment delivery schedule of the Contractor and all separate contractors for each portion of the Project. The Master Project Construction Schedule will incorporate a detailed schedule for the design and construction operations of the Project, including realistic activity sequences and durations, time for Owner and Architect reviews and approvals, allocation of labor and materials, processing of Shop Drawings and Samples, delivery of items requiring long lead time procurement, and the Owner occupancy requirements, particularly Substantial Completion, showing portions of the Project having occupancy priority. The Master Project Construction Schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project but not less often than monthly to reflect the then current conditions and actual and anticipated progress, shall be related to the entire Project and shall provide for expeditious and practicable execution of the Work and of the responsibilities of all persons involved in the Project. Updates to the Master Project Construction Schedule shall be based upon the same methodology and shall be submitted to the Architect with every Application for Payment. Submission of an updated Master Project Construction Schedule with each Application for Payment shall be a mandatory condition precedent for the payment by the Owner to the Contractor pursuant to an Application for Payment. The Owner shall not be obligated to make payment on any Application for Payment that fails to include an updated Master Project Construction Schedule reflecting the then-current conditions on the Project and the anticipated progress of Work based on those conditions. All requests for Change Orders, Modifications or additional compensation from the Contractor affecting the Contract Time or Contract Sum shall include information showing the specific effect of the changed, modified or differing site condition on the Master Project Construction Schedule. Float is an asset of the Project and may be used only with the consent of the Owner and the Contractor, and such consent shall not be unreasonably withheld.
§ 3.10.2 The Contractor shall prepare a submittal schedule, promptly after being awarded the Contract and thereafter as necessary to maintain a current submittal schedule, and shall submit the schedule(s) for the Architect’s approval. The Architect’s approval shall not unreasonably be delayed or withheld. The submittal schedule shall (1) be coordinated with the Contractor’s Master Project Construction Schedule, and (2) allow the Architect reasonable time to review submittals. If the Contractor fails to submit a submittal schedule, the Contractor shall not be entitled to any increase in Contract Sum or extension of Contract Time based on the time required for review of submittals.

§ 3.10.3 The Contractor shall perform the Work in general accordance with the most recent updated Master Project Construction Schedule submitted to the Owner and Architect.
§ 3.10.4 The Master Project Construction Schedule shall (i) provide a graphic representation of all activities and events that will occur during the Project by all persons involved; (ii) identify each phase of construction, installation, testing, start-up and occupancy or use; and (iii) set forth dates that are critical in ensuring the timely and orderly completion of the Project in accordance with the requirements of the Contract Documents, including the Substantial Completion Date and Final Completion Date (“Milestone Dates”). If not accepted, the Master Project Construction Schedule shall be promptly revised by the Contractor in accordance with the recommendations of the Owner and the Architect and resubmitted for acceptance. The Contractor shall monitor the progress of the Work for conformance with the requirements of the Master Project Construction Schedule and shall promptly advise the Owner of any delays or potential delays. The accepted Master Project Construction Schedule shall be updated to reflect actual conditions as set forth in Section 3.10.1 or if requested by either the Owner or the Architect. In the event any update indicates any delays, the Contractor shall propose an affirmative plan to correct the delay, including overtime and/or additional labor, if necessary. In no event shall any update constitute an adjustment in the Contract Time, any Milestone Date, or the Contract Sum unless any such adjustment is agreed to by the Owner and authorized pursuant to Change Order.
§ 3.11 DOCUMENTS AND SAMPLES AT THE SITE
The Contractor shall maintain at the site for the Owner one copy of the Drawings, Specifications, Addenda, Change Orders and other Modifications, in good order and marked currently to indicate field changes and selections made during construction, and one copy of approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be available to the Architect and the Owner and shall be delivered to the Architect for submittal to the Owner upon completion of the Work as a record of the Work as constructed.
§ 3.12 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES
§ 3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, material and equipment supplier or distributor to illustrate some portion of the Work.
§ 3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.
§ 3.12.3 Samples are physical examples that illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.
§ 3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. Their purpose is to demonstrate the way by which the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents for those portions of the Work for which the Contract Documents require submittals. Review by the Architect is subject to the limitations of Section 4.2.7. Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents. Submittals that are not required by the Contract Documents may be returned by the Architect without action.
§ 3.12.5 The Contractor shall review for compliance with the Contract Documents, approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents in accordance with the submittal schedule approved by the Architect or, in the absence of an approved submittal schedule, with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors.
§ 3.12.6 By submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents to the Owner and Architect that the Contractor has (1) reviewed and approved them, (2) determined and verified materials, field measurements and field construction criteria related thereto, or will do so and (3) checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.
§ 3.12.7 The Contractor shall perform no portion of the Work for which the Contract Documents require submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect.

§ 3.12.8 The Work shall be in accordance with approved submittals except that the Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect’s approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and (1) the Architect has given written approval to the specific deviation as a minor change in the Work, or (2) a Change Order or Construction Change Directive has been issued authorizing the deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect’s approval thereof.
§ 3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Architect on previous submittals. In the absence of such written notice, the Architect’s approval of a resubmission shall not apply to such revisions.
§ 3.12.10 The Contractor shall not be required to provide professional services that constitute the practice of architecture or engineering unless such services are specifically required by the Contract Documents for a portion of the Work or unless the Contractor needs to provide such services in order to carry out the Contractor’s responsibilities for construction means, methods, techniques, sequences and procedures. The Contractor shall not be required to provide professional services in violation of applicable law. If professional design services or certifications by a design professional related to systems, materials or equipment are specifically required of the Contractor by the Contract Documents, the Owner and the Architect will specify all performance and design criteria that such services must satisfy. The Contractor shall cause such services or certifications to be provided by a properly licensed design professional, whose signature and seal shall appear on all drawings, calculations, specifications, certifications, Shop Drawings and other submittals prepared by such professional. Shop Drawings and other submittals related to the Work designed or certified by such professional, if prepared by others, shall bear such professional’s written approval when submitted to the Architect. The Owner and the Architect shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications and approvals performed or provided by such design professionals. Pursuant to this Section 3.12.10, the Architect will review, approve or take other appropriate action on submittals only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Contractor shall not be responsible for the adequacy of the performance and design criteria specified by the Architect in the Contract Documents.
§ 3.13 USE OF SITE
§ 3.13.1 The Contractor shall confine operations at the site to areas permitted by applicable laws, statutes, codes, rules and regulations, and lawful orders of public authorities and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.
§ 3.13.2 Only materials and equipment that are to be used directly in the Work shall be brought to and stored on the Project site by the Contractor. After equipment is no longer required for the Work, it shall be promptly removed from the Project site. Protection of construction materials and equipment stored at the Project site from weather, theft, damage, and all other adversity is solely the responsibility of the Contractor. The Contractor shall ensure that the Work, at all times, is performed in a manner that affords reasonable access, both vehicular and pedestrian, to the site of the Work and all adjacent areas. The Work shall be performed, to the fullest extent reasonably possible, in such a manner that public areas adjacent to the site of the Work shall be free from all debris, building materials, and equipment that may cause hazardous conditions.
§ 3.13.3 Without limitation of any other provision of the Contract Documents, the Contractor shall use all commercially reasonable efforts to minimize any interference with the occupancy or beneficial use of (i) any areas and buildings adjacent to the site of the Work and (ii) the Project in the event of partial occupancy, as more specifically described in Section 9.9. Without prior approval of the Owner, the Contractor shall not permit any workers to use any existing facilities at the Project site, including, without limitation, lavatories, toilets, entrances, and parking areas other than those designated by the Owner. The Contractor shall use all commercially reasonable efforts to comply with all rules and regulations promulgated by the Owner in connection with the use and occupancy of the Project site and any areas and buildings adjacent to the site of the Work.
§ 3.14 CUTTING AND PATCHING
§ 3.14.1 The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly. All areas requiring cutting, fitting and patching shall be restored to the condition existing prior to the cutting, fitting and patching, unless otherwise required by the Contract Documents.

§ 3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the Owner or a separate contractor the Contractor’s consent to cutting or otherwise altering the Work.
§ 3.14.3 The Contractor, prior to starting excavation or trenching, shall give notice to all applicable underground utility owners and perform other related requirements imposed upon the Owner and the Contractor by applicable law. If any underground utility owner fails to timely perform its obligations in response to such notice, the Contractor shall immediately notify the Owner and the Architect and contact the owner of the underground utility.
§ 3.15 CLEANING UP
§ 3.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work, the Contractor shall remove waste materials, rubbish, the Contractor’s tools, construction equipment, machinery and surplus materials from and about the Project.
§ 3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and Owner shall be entitled to reimbursement from the Contractor.
§ 3.16 ACCESS TO WORK
The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.
§ 3.17 ROYALTIES, PATENTS AND COPYRIGHTS
The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents, or where the copyright violations are contained in Drawings, Specifications or other documents prepared by the Owner or Architect. However, if the Contractor has reason to believe that the required design, process or product is an infringement of a copyright or a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.
§ 3.18 INDEMNIFICATION
§ 3.18.1 To the fullest extent permitted by law the Contractor shall indemnify and hold harmless the Owner, Architect, Architect’s consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), but only to the extent caused by the negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Section 3.18.
§ 3.18.2 In claims against any person or entity indemnified under this Section 3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under Section 3.18.1 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers’ compensation acts, disability benefit acts or other employee benefit acts.
§ 3.18.3 To the extent of any claim against the Owner or the Owner’s Representative, the Contractor does hereby expressly and specifically waive any constitutional and statutory immunity from suit and causes of action brought by employees provided to employers as well as any other similar immunity provided for or by any statute, law or constitution of any other applicable state. The indemnification obligations of Section 3.18 shall survive the termination of the Contract and completion of the Work.
§ 3.19 START-UP Upon or as the completion of each part of the Project approaches, the Contractor shall direct the testing, start-up and check-out of all utilities and operating systems and equipment in accordance with the Contract Documents. The testing, start-up and check-out will be thorough and conducted in such a manner so as to discover any defects. The Contractor will advise the Owner in writing of any defects.

§ 3.20 TRAINING During the testing, start-up and check-out described in Section 3.19, the Contractor shall provide for the Owner’s maintenance personnel to receive training in the proper operation of, and performance of routine maintenance on, all utilities, operating systems and equipment in accordance with the Contract Documents. The Contractor shall videotape such training for the Owner’s subsequent use.
ARTICLE 4 ARCHITECT
§ 4.1 GENERAL
§ 4.1.1 The Owner shall retain an architect lawfully licensed to practice architecture or an entity lawfully practicing architecture in the jurisdiction where the Project is located. That person or entity is identified as the Architect in the Agreement and is referred to throughout the Contract Documents as if singular in number.
§ 4.1.2 Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner and Architect. Consent shall not be unreasonably withheld.
§ 4.1.3 If the employment of the Architect is terminated, the Owner shall employ a successor architect whose status under the Contract Documents shall be that of the Architect.
§ 4.2 ADMINISTRATION OF THE CONTRACT
§ 4.2.1 The Architect will provide administration of the Contract as described in the Contract Documents and will be a representative of the Owner during construction until final payment is due. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents.
§ 4.2.2 The Architect will visit the site at intervals appropriate to the stage of construction, or as otherwise agreed with the Owner, to become generally familiar with the progress and quality of the portion of the Work completed, and to determine in general if the Work observed is being performed in a manner indicating that the Work, when fully completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. The Architect will not have control over, charge of, or responsibility for, the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, since these are solely the Contractor’s rights and responsibilities under the Contract Documents, except as provided in Section 3.3.1.
§ 4.2.3 On the basis of the site visits, the Architect will keep the Owner reasonably informed about the progress and quality of the portion of the Work completed, and report to the Owner (1) known deviations from the Contract Documents and from the most recent construction schedule submitted by the Contractor, and (2) defects and deficiencies observed in the Work. The Architect will not be responsible for the Contractor’s failure to perform the Work in accordance with the requirements of the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or any other persons or entities performing portions of the Work.
§ 4.2.4 COMMUNICATIONS FACILITATING CONTRACT ADMINISTRATION
The Owner and Contractor shall endeavor to communicate with each other through, or with notice to, the Architect about matters arising out of or relating to the Contract. Communications by and with the Architect’s consultants shall be through, or with notice to, the Architect. Communications by and with Subcontractors and material suppliers shall be through, or with notice to, the Contractor. Communications by and with separate contractors shall be through, or with notice to, the Owner.
§ 4.2.5 Based on the Architect’s evaluations of the Contractor’s Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.
§ 4.2.6 The Architect has authority to reject Work that does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable, the Architect will have authority to require inspection or testing of the Work in accordance with Sections 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons or entities performing portions of the Work.

§ 4.2.7 The Architect will review and approve, or take other appropriate action upon, the Contractor’s submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect’s action will be taken in accordance with the submittal schedule approved by the Architect or, in the absence of an approved submittal schedule, with reasonable promptness while allowing sufficient time in the Architect’s professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect’s review of the Contractor’s submittals shall not relieve the Contractor of the obligations under Sections 3.3, 3.5 and 3.12. The Architect’s review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect’s approval of a specific item shall not indicate approval of an assembly of which the item is a component.
§ 4.2.8 The Architect will prepare Change Orders and Construction Change Directives, along with any required changes to the Contract Documents, and may authorize minor changes in the Work as provided in Section 7.4. The Architect will investigate and make determinations and recommendations regarding concealed and unknown conditions as provided in Section 3.7.4. The Architect shall not have any authority to bind the Owner for the payment of any costs or expenses or to grant time extensions. The Architect shall not have any authority top authorize the Contractor to perform additional or extra Work for which the Contractor will seek payment or time extension.
§ 4.2.9 The Architect will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion; issue Certificates of Substantial Completion pursuant to Section 9.8; receive and forward to the Owner, for the Owner’s review and records, written warranties and related documents required by the Contract and assembled by the Contractor pursuant to Section 9.10; and issue a final Certificate for Payment pursuant to Section 9.10.
§ 4.2.10 If the Owner and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect’s responsibilities at the site. The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.
§ 4.2.11 The Architect will interpret and decide matters concerning performance under, and requirements of, the Contract Documents on written request of either the Owner or Contractor. The Architect’s response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness.
§ 4.2.12 Interpretations and decisions of the Architect will be consistent with the intent of, and reasonably inferable from, the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and decisions, the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either and will not be liable for results of interpretations or decisions rendered in good faith.
§ 4.2.13 The Architect’s decisions on matters relating to aesthetic effect in connection with administration of the Contract will be final if consistent with the intent expressed in the Contract Documents.
§ 4.2.14 The Architect will review and respond to requests for information about the Contract Documents. The Architect’s response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness. If appropriate, the Architect will prepare and issue supplemental Drawings and Specifications in response to the requests for information.
ARTICLE 5 SUBCONTRACTORS
§ 5.1 DEFINITIONS
§ 5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term “Subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term “Subcontractor” does not include a separate contractor or subcontractors of a separate contractor. The Contractor shall remain responsible to the Owner for all Work performed by Subcontractors.
§ 5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term “Sub-subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

§ 5.2 AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK
§ 5.2.1 Unless otherwise stated in the Contract Documents or the bidding or proposal requirements, the Contractor, as soon as practicable after execution of the Agreement, shall furnish in writing to the Owner through the Architect the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The Architect may reply within 14 days to the Contractor in writing stating (1) whether the Owner or the Architect has reasonable objection to any such proposed person or entity or (2) that the Architect requires additional time for review. Failure of the Owner or Architect to reply within the 14 day period shall constitute notice of no reasonable objection.
§ 5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.
§ 5.2.3 If the Contractor proposes a Subcontractor or materials and equipment supplier, or proposes to replace a Subcontractor or material and equipment supplier approved by the Owner as provided in Section 3.1.2 and the Owner or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner or Architect has no reasonable objection. However, no increase in the Guaranteed Maximum Price or Contract Time shall be allowed for such change and any contingency amount for such changes shall not be included in the calculation of any shared savings.
§ 5.2.4 The Contractor shall not substitute a Subcontractor, person or entity previously selected if the Owner or Architect makes reasonable objection to such substitution.
§ 5.3 SUBCONTRACTUAL RELATIONS
By appropriate agreement, written where legally required for validity, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities, including the responsibility for safety of the Subcontractor’s Work, which the Contractor, by these Documents, assumes toward the Owner and Architect. Any provision in any subcontract or purchase order at variance with the Contract Documents or which seeks to impose obligations on the Owner or the Architect different from or in addition to those set forth in the Contract Documents shall be void and unenforceable. Each subcontract agreement shall preserve and protect the rights of the Owner and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement that may be at variance with the Contract Documents. Subcontractors will similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.
§ 5.4 CONTINGENT ASSIGNMENT OF SUBCONTRACTS
§ 5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner, provided that
.1	assignment is effective only after termination of the Contract by the Owner and only for those subcontract agreements that the Owner accepts by notifying the Subcontractor and Contractor in writing; and
.2	assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.
When the Owner accepts the assignment of a subcontract agreement, the Owner assumes the Contractor’s rights and obligations under the subcontract, but only commencing upon the date of the acceptance.
§ 5.4.2 Upon such assignment to the Owner under this Section 5.4, the Owner may further assign the subcontract to a successor contractor or other entity.

ARTICLE 6 CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS
§ 6.1 OWNER’S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS
§ 6.1.1 The Contractor understands and agrees that the Owner has separately contracted with third parties for the manufacture, supply, delivery and installation of systems and equipment which are essential to and form the basis of the Owner’s operations. The Contractor is responsible for the overall Project and for the integration of its design and construction with the systems and equipment provided and installed by the Owner’s separate contractors. The Contractor understands that in connection with the installation of any system or equipment by any separate contractors or manufacturers that the Contractor shall oversee and coordinate the work of such contractors and that the Owner shall be responsible only to the extent that its contracts with such separate contractors requires supervising such work. The Contractor understands that it has the responsibility to coordinate the Work with the work of the separate contractors.. The Contractor shall cooperate with the Owner and the separate contractors and shall incorporate the Work to be performed by such persons into the Contractor’s Construction Schedules. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided in Article 15.
§ 6.1.2 The Owner and the Contractor recognize that the work required of the Owner’s separate contractors may continue to be performed after Final Completion of the Work under this Agreement. Without otherwise limiting the Contractor’s obligations hereunder, it is understood and agreed that nothing herein shall require the Contractor to oversee or coordinate the work of the Owner’s separate contractors after Final Completion of the Work and acceptance thereof by the Owner.§ 6.1.3 The Contractor shall provide for coordination of the activities of the Owner’s own forces and of each separate contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules. The Contractor shall make any revisions to the Master Project Construction Schedule deemed necessary after a joint review and mutual agreement. The Contractor’s Master Project Construction Schedule shall then constitute the schedule to be used by the Contractor, separate contractors and the Owner until subsequently revised.
§ 6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner’s own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights that apply to the Contractor under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this Article 6 and Articles 10, 11 and 12.
§ 6.1.5 The Contractor shall be responsible to prepare the Work for all equipment to be installed by others for the Project.
§ 6.2 MUTUAL RESPONSIBILITY
§ 6.2.1 The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor’s construction and operations with theirs as required by the Contract Documents.
§ 6.2.2 If part of the Contractor’s Work depends for proper execution or results upon construction or operations by the Owner or a separate contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly report to the Architect apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results. Failure of the Contractor so to report shall constitute an acknowledgment that the Owner’s or separate contractor’s completed or partially completed construction is fit and proper to receive the Contractor’s Work, except as to defects not then reasonably discoverable.
§ 6.2.3 The Contractor shall reimburse the Owner for costs the Owner incurs that are payable to a separate contractor because of the Contractor’s delays, improperly timed activities or defective construction. The Owner shall be responsible to the Contractor for costs the Contractor incurs because of a separate contractor’s delays, improperly timed activities, damage to the Work or defective construction.
§ 6.2.4 The Contractor shall promptly remedy damage the Contractor wrongfully causes to completed or partially completed construction or to property of the Owner or separate contractors as provided in Section 10.2.5.
§ 6.2.5 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Section 3.14.

§ 6.3 OWNER’S RIGHT TO CLEAN UP
If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and the Architect will allocate the cost among those responsible.
ARTICLE 7 CHANGES IN THE WORK
§ 7.1 GENERAL
§ 7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.
§ 7.1.2 A Change Order shall be based upon agreement among the Owner, Contractor and Architect; a Construction Change Directive requires agreement by the Owner and Architect and may or may not be agreed to by the Contractor; an order for a minor change in the Work may be issued by the Architect alone.
§ 7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive or order for a minor change in the Work. Except as permitted in Section 7.3 and 9.7.2, a change in the Contract Sum, the Contract Time or the Contract Documents shall be accomplished only by Change Order. Accordingly, no course of conduct or dealings between the parties, nor express or implied acceptance of alterations or additions to the Work, and no claim that Owner has been unjustly enriched by any alteration of or addition to the Work shall be the basis of any claim to an increase in any amounts due under the Contract Documents or a change in any time period provided for in the Contract Documents.
§ 7.2 CHANGE ORDERS
§ 7.2.1 A Change Order is a written instrument prepared by the Architect and signed by the Owner, Contractor and Architect stating their agreement upon all of the following:
.1	The change in the Work and the Contract Documents;

.2	The amount of the adjustment, if any, in the Contract Sum; and

.3	The extent of the adjustment, if any, in the Contract Time.
§ 7.2.2 Agreement on any Change Order shall constitute a final settlement of all matters relating to the change in the Work that is the subject of the Change Order, including, but not limited to, all direct and indirect costs and consequential damages associated with such change and any and all adjustments to the Contract Sum, the Contract Time, the Contract Documents and the Master Project Construction Schedule.
§ 7.3 CONSTRUCTION CHANGE DIRECTIVES
§ 7.3.1 A Construction Change Directive is a written signed by the Owner requiring a change in the Work or the Contract Documents prior to agreement on adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work consisting of additions, deletions or other revisions, the Contract Sum and Contract Time being adjusted accordingly.
§ 7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.
§ 7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:
.1	Mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;
.2	Unit prices stated in the Contract Documents or subsequently agreed upon;
.3	Cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or
.4	As provided in Section 7.3.7.
§ 7.3.4 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed in a proposed Change Order or Construction Change Directive so that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.

§ 7.3.5 Upon receipt of a Construction Change Directive, and conditioned upon the Owner having made timely payments of undisputed amounts when due under this Agreement, the Contractor shall promptly proceed with the change in the Work involved and advise the Architect of the Contractor’s agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time.
§ 7.3.6 A Construction Change Directive signed by the Contractor indicates the Contractor’s agreement therewith, including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.
§ 7.3.7 If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the Owner shall determine the method and the adjustment on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, but not including, an amount for overhead and profit. In such case, and also under Section 7.3.3.3, the Contractor shall keep and present, in such form as the Owner may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Section 7.3.7 shall be limited to the following:
.1	Costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers’ compensation insurance;
.2	Costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;
.3	Rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;
.4	Costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work; and
.5	Additional costs of supervision and field office personnel directly attributable to the change.
Unless otherwise established in the Contract, (i) the rental value of the Contractor’s own equipment shall not exceed the rates in the current edition of “Compilation of Rental Rates for Construction Equipment,” prepared by Associated Equipment Distributors, Oak Brook, Illinois, and (ii) the aggregate amounts charged to the owner for such equipment shall not exceed the fair market value.
§ 7.3.8 The amount of credit to be allowed by the Contractor to the Owner for a deletion or change that results in a net decrease in the Contract Sum shall be actual net cost, including an amount for overhead and profits set forth in the Agreement, as confirmed by the Architect. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net cost amount, if any, with respect to that change.
§ 7.3.9 If the Contractor does not respond promptly, or disagrees with the method for adjustment in the Contract Time, the method and the adjustment shall be determined by extending the Contract Time one work day for each work day of actual excusable delay in accordance with the Contract Documents.
§ 7.3.10 Pending final determination of the total cost of a Construction Change Directive to the Owner, the Contractor may request payment for Work completed under the Construction Change Directive in Applications for Payment.
§ 7.3.11 When the Owner and Contractor agree with a determination made by the Architect concerning the adjustments in the Contract Sum and Contract Time or the Contract Documents, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and the Architect will prepare a Change Order. Change Orders may be issued for all or any part of a Construction Change Directive.
§ 7.4 MINOR CHANGES IN THE WORK
The Architect has authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes will be effected by written notice signed by the Architect to the Owner and Contractor.
ARTICLE 8 TIME
§ 8.1 DEFINITIONS
§ 8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

§ 8.1.2 The date of commencement of the Work is the date established in the Agreement.
§ 8.1.3 The date of Substantial Completion is the date certified by the Architect in accordance with Section 9.8.
§ 8.1.4 The term “day” as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.
§ 8.1.5 When any period of time is referred to in the Contract Documents by days, it shall be computed to exclude the first and include the last day of such period. If the last day of any such period falls on a Saturday, Sunday or a legal holiday, such day will be omitted from the computation and such period shall be deemed to end on the next succeeding day which is not a Saturday, Sunday or legal holiday.
§ 8.1.6 Except as excluded under Section 8.1.5, the Contract Time and all time periods referred to in the Contract Documents includes Saturdays, Sundays, and all legal holidays.
§ 8.2 PROGRESS AND COMPLETION
§ 8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.
§ 8.2.2 The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article 11 to be furnished by the Contractor and Owner. The date of commencement of the Work shall not be changed by the effective date of such insurance.
§ 8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.
§ 8.3 DELAYS AND EXTENSIONS OF TIME
§ 8.3.1 If the critical path of the Work is delayed at any time in the commencement or progress of the Work by an act or neglect of the Owner or Architect, or of an employee of either, or of a separate contractor employed by the Owner; or by changes ordered in the Work; or by general labor disputes not related to the Project, fire, unusual delay in deliveries, unavoidable casualties or other causes beyond the Contractor’s control; or by delay authorized by the Owner pending mediation and arbitration; or by other causes that the Architect determines may justify delay, then the Contract Time shall be extended by Change Order for such reasonable time as the Architect may determine. No adjustments to the Contract Time shall be permitted to the extent a delay (i) is caused, or could have been anticipated by the Contractor, (ii) could be limited or avoided by the Contractor’s timely notice to the Owner of the delay or reasonable likelihood that a delay will occur, or (iii) is of a duration of one day or less. The Contract Time shall be extended only by a Change Order demonstrating the justification, evidence of actual work days delayed and the effect on the Construction Schedule.
§ 8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Article 15.
§ 8.3.3 To the extent permitted by applicable law, this Section 8.3 precludes recovery of damages for delay by either party under other provisions of the Contract Documents, except liquidated damages as provided in the Contract Documents.
§ 8.3.4 If the Contractor submits a schedule or progress report indicating, or otherwise expresses in writing an intention to achieve, completion of the Work prior to any Substantial Completion or other similar date required by the Contract Documents or expiration of the Contract Time, an activity shall be added to the construction schedule equal in duration to the period of time between the intended completion date and the date of Substantial Completion. No liability of the Owner to the Contractor for any failure of the Contractor to so complete the Work shall be created or implied regardless of the cause of or reason for the Contractor’s failure to do so.
ARTICLE 9 PAYMENTS AND COMPLETION
§ 9.1 CONTRACT SUM
The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.

§ 9.2 SCHEDULE OF VALUES
The Contractor shall submit to the Architect, before the first Application for Payment, a schedule of values allocating the entire Contract Sum to the various portions of the Work and prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor’s Applications for Payment. The schedule of values may be updated to reflect changes in the allocation of the Contract Sum.
§ 9.3 APPLICATIONS FOR PAYMENT
§ 9.3.1 At least ten days before the date established for each progress payment, the Contractor shall submit to the Architect an itemized Application for Payment prepared in accordance with the schedule of values, if required under Section 9.2, for completed portions of the Work. Such application shall be notarized, if required, and supported by lien waivers or releases from the Contractor and all applicable Subcontractors and material and equipment suppliers in form and substance satisfactory to the Architect and such data substantiating the Contractor’s right to payment as the Owner or Architect may require, such as copies of requisitions from Subcontractors and material and equipment suppliers, and shall reflect retainage if provided for in the Contract Documents.
§ 9.3.1.1 As provided in Section 7.3.10, such applications may include requests for payment on account of changes in the Work that have been properly authorized by Construction Change Directives, or by interim determinations of the Architect, but not yet included in Change Orders.
§ 9.3.1.2
§ 9.3.1.3 Each Application for Payment shall be accompanied by the following, all in form and substance satisfactory to the Owner: (i) current conditional lien waivers or releases from the Contractor and all applicable Subcontractors, Sub-subcontractors, and material and equipment suppliers, the amount of each such subcontract or purchase order, the amount requested for any Subcontractor and material and equipment supplier in the requested progress payment, and the amount to be paid to the Contractor from such progress payment; (ii) duly executed unconditional waivers of mechanics’ liens or releases from all applicable Subcontractors and Sub-subcontractors and material and equipment supplies establishing payment or satisfaction of payment of all amounts requested by the Contractor on behalf of such entities or persons in any previous Application for Payment; and (iii) all information and materials required to comply with the requirements of the Contract Documents or reasonably requested by the Owner or the Architect.
§ 9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner’s title to such materials and equipment or otherwise protect the Owner’s interest, and shall include the costs of applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.
§ 9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor’s knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work. Notwithstanding the foregoing, Owner reserves the right to settle any disputed mechanic’s or material and equipment supplier’s lien claim by payments to the lien claimant or by such other means as the Owner, in the Owner’s sole discretion, determines is the most economical or advantageous method of settling the dispute. The Contractor shall promptly reimburse the Owner, upon demand, for any payments so made.
§ 9.4 CERTIFICATES FOR PAYMENT
§ 9.4.1 The Architect will, within seven days after receipt of the Contractor’s Application for Payment, either issue to the Owner a Certificate for Payment, with a copy to the Contractor, for such amount as the Architect determines is properly due, or notify the Contractor and Owner in writing of the Architect’s reasons for withholding certification in whole or in part as provided in Section 9.5.1.

§ 9.4.2 The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect’s evaluation of the Work and the data comprising the Application for Payment, that, to the best of the Architect’s knowledge, information and belief, the Work has progressed to the point indicated and that the quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to correction of minor deviations from the Contract Documents prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor’s right to payment, or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.
§ 9.5 DECISIONS TO WITHHOLD CERTIFICATION
§ 9.5.1 The Architect may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Architect’s opinion the representations to the Owner required by Section 9.4.2 cannot be made that the Owner is reasonably likely to be entitled to liquidated damages. If the Architect is unable to certify payment in the amount of the Application, the Architect will notify the Contractor and Owner as provided in Section 9.4.1. If the Contractor and Architect cannot agree on a revised amount, the Architect will promptly issue a Certificate for Payment for the amount for which the Architect is able to make such representations to the Owner. The Architect may also withhold a Certificate for Payment or, because of subsequently discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Architect’s opinion to protect the Owner from loss for which the Contractor is responsible, including loss resulting from acts and omissions described in Section 3.3.2, because of
.1	defective Work not remedied;
.2	third party claims filed or reasonable evidence indicating probable filing of such claims unless security acceptable to the Owner is provided by the Contractor;
.3	failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment;
.4	reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum or by any applicable milestone or completion date;
.5	damage to the Owner or a separate contractor;
.6	reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay;
.7	failure to carry out the Work in accordance with the Contract Documents; or
.8	other material breach of the Contractor to perform in accordance with the Contract Documents.
§ 9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld. The withholding of certification for any of the reasons described above shall not be grounds for suspension or termination of performance by the Contractor.
§ 9.5.3 If the Architect withholds certification for payment under Section 9.5.1.3, the Owner may, at its sole option, issue joint checks to the Contractor and to any Subcontractor or material or equipment suppliers to whom the Contractor failed to make payment for Work properly performed or material or equipment suitably delivered. If the Owner makes payments by joint check, the Owner shall notify the Architect and the Architect will reflect such payment on the next Certificate for Payment.
§ 9.6 PROGRESS PAYMENTS
§ 9.6.1 After the Architect has issued a Certificate for Payment, the Owner shall make payment of undisputed amounts in the manner and within the time provided in the Contract Documents, and shall so notify the Architect.
§ 9.6.2 The Contractor shall pay each Subcontractor no later than seven days after receipt of payment from the Owner the amount to which the Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of the Subcontractor’s portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in a similar manner.
§ 9.6.3 The Architect will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Architect and Owner on account of portions of the Work done by such Subcontractor.

§ 9.6.4 The Owner has the right to request written evidence from the Contractor that the Contractor has properly paid Subcontractors and material and equipment suppliers amounts paid by the Owner to the Contractor for subcontracted Work. If the Contractor fails to furnish such evidence within seven days, the Owner shall have the right to contact Subcontractors and material and equipment suppliers to ascertain whether they have been properly paid. Neither the Owner nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor, except as may otherwise be required by law.
§ 9.6.5 Contractor payments to material and equipment suppliers shall be treated in a manner similar to that provided in Sections 9.6.2, 9.6.3 and 9.6.4.
§ 9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.
§ 9.6.7 Unless the Contractor provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Contractor for Work properly performed by Subcontractors and suppliers shall be held by the Contractor for those Subcontractors or suppliers who performed Work or furnished materials, or both, under contract with the Contractor for which payment was made by the Owner. Nothing contained herein shall require money to be placed in a separate account and not commingled with money of the Contractor, shall create any fiduciary liability or tort liability on the part of the Contractor for breach of trust or shall entitle any person or entity to an award of punitive damages against the Contractor for breach of the requirements of this provision.
§ 9.7 FAILURE OF PAYMENT
§ 9.7.1 Except as provided in Sections 9.5 and 9.6, if the Architect does not issue a Certificate for Payment, through no fault of the Contractor, within seven days after receipt of the Contractor’s Application for Payment, or if the Owner does not pay the Contractor an undisputed amount within seven days after the date established in the Contract Documents the amount certified by the Architect or awarded by binding dispute resolution, then the Contractor may, upon seven additional days’ written notice to the Owner and Architect, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor’s reasonable costs of shut-down, delay and start-up, plus interest as provided for in the Contract Documents.
§ 9.7.2 If the Owner is entitled to reimbursement or payment from the Contractor under or pursuant to the Contract Documents, such payment shall be made promptly upon demand by the Owner. Notwithstanding anything contained in the Contract Documents to the contrary, if the Contractor fails to promptly make any payment due the Owner, or if the Owner incurs any costs and expenses to cure any default of the Contractor or to correct defective Work, the Owner shall have an absolute right to offset such amount against the Contract Sum and may, in the Owner’s sole discretion, elect either to (i) deduct an amount equal to that which the Owner is entitled from any payment then or thereafter due the Contractor from the Owner, or (ii) issue a written notice to the Contractor reducing the Contract Sum by an amount equal to that which the Owner is entitled.
§ 9.8 SUBSTANTIAL COMPLETION
§ 9.8.1 Substantial Completion means that the Project has been completed to the extent that the Owner is able to produce saleable products on the new production line in the Project at a full commercial production rate. As a condition to Substantial Completion, the Contractor shall have tested all of the various components of the Project to assure that they are working properly at their intended efficiency and quality and all necessary government permits shall have been obtained with regard to the Project.
§ 9.8.2 When the Contractor considers that the Project, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Architect a comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents.
§ 9.8.3 Upon receipt of the Contractor’s list, the Architect will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Architect’s inspection discloses any item, whether or not included on the Contractor’s list, which is not sufficiently complete in accordance with the Contract Documents so that the Owner can use the Project or designated portion thereof to produce saleable products on the new production line in the Project at a full commercial rate, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect. In such case, the Contractor shall then submit a request for another inspection by the Architect to determine Substantial Completion.

§ 9.8.4 When the Project or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion that shall establish the date of Substantial Completion, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Project or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion.
§ 9.8.5 The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate.
§ 9.9 PARTIAL OCCUPANCY OR USE
§ 9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate written agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Section 11.3.1.5 and authorized by public authorities having jurisdiction over the Project. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Architect as provided under Section 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Architect.
§ 9.9.2 Immediately prior to such partial occupancy or use, the Owner, Contractor and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.
§ 9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.
§ 9.10 FINAL COMPLETION AND FINAL PAYMENT
§ 9.10.1 Upon receipt of the Contractor’s written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Architect will promptly make such inspection and, when the Architect finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect’s knowledge, information and belief, and on the basis of the Architect’s on-site visits and inspections, the Project has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in the final Certificate, including retainage, is due and payable. The Owner shall pay retainage as part of the final payment. The Architect’s final Certificate for Payment will constitute a further representation that conditions listed in Section 9.10.2 as precedent to the Contractor’s being entitled to final payment have been fulfilled.
§ 9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner’s property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment and, (5) all warranties, guarantees and other documents required by the Contract Documents have been assembled and delivered to the Owner, (6) all “as built” drawings (plan and elevation) for utilities and the Project have been delivered to the Owner in electronic AutoCAD format, and (7), if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner. If a Subcontractor or material and equipment supplier refuses to furnish a release or waiver required by the Owner, and if the Owner has made timely payments of undisputed amounts due the Contractor, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys’ fees. Based upon the “as built” drawings provided by the Contractor, the Architect shall prepare record drawings showing the Project as constructed and deliver the record drawings to the Owner.

§ 9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, and the Architect so confirms, the Owner shall, upon application by the Contractor and certification by the Architect, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims.
§ 9.10.4 The making of final payment shall constitute a waiver of Claims by the Owner except those arising from
.1	liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;
.2	failure of the Work to comply with the requirements of the Contract Documents whether the defect is patent or latent; or
.3	terms of warranties required by the Contract Documents.
§ 9.10.5 Acceptance of final payment by the Contractor, a Subcontractor or material or equipment supplier shall constitute a waiver of claims by that payee except those previously made in writing in accordance with the Contract Documents and identified by that payee as unsettled at the time of final Application for Payment.
ARTICLE 10 PROTECTION OF PERSONS AND PROPERTY
§ 10.1 SAFETY PRECAUTIONS AND PROGRAMS
The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.
§ 10.2 SAFETY OF PERSONS AND PROPERTY
§ 10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to
.1	employees on the Work and other persons who may be affected thereby;
.2	the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor’s Subcontractors or Sub-subcontractors; and
.3	other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.
§ 10.2.2 The Contractor shall comply with and give notices required by applicable laws, statutes, codes, rules and regulations, and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.
§ 10.2.3 The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities. Any damage to such sites or utilities shall be promptly repaired by the Contractor. The Contractor shall notify any utility owners and other applicable persons or entities and shall comply with all legal requirements imposed upon either the Contractor or the Owner related to subsurface or other concealed atypical conditions before commencing any excavation or uncovering Work.
§ 10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall provide the Architect and the Owner with reasonable notice, exercise utmost care and carry on such activities under supervision of properly qualified personnel and in strict compliance with applicable law.
§ 10.2.5 The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Sections 10.2.1.2 and 10.2.1.3 caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Sections 10.2.1.2 and 10.2.1.3, except damage or loss attributable to acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor’s obligations under Section 3.18.

§ 10.2.6 The Contractor shall designate a responsible member of the Contractor’s organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor’s superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect. The Contractor shall promptly report by telephone or in writing to the Owner and the Architect all accidents for the Project that cause death, personal injury or property damage, providing full details.
§ 10.2.7 The Contractor shall not permit any part of the construction or site to be loaded so as to cause damage or create an unsafe condition.
§ 10.2.8 INJURY OR DAMAGE TO PERSON OR PROPERTY
If either party suffers injury or damage to person or property because of an act or omission of the other party, or of others for whose acts such party is legally responsible, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter.
§ 10.3 HAZARDOUS MATERIALS
§ 10.3.1 The Contractor is responsible for compliance with any requirements included in the Contract Documents regarding hazardous materials and substances. If the Contractor encounters a hazardous material or substance not addressed in the Contract Documents and if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a hazardous material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Contractor, the Contractor shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner and Architect in writing. Furthermore, if the Contractor encounters any hazardous substances or materials, including petroleum, petroleum products, natural gas liquids, liquefied natural gas, synthetic gas and any other substance or material deemed to be hazardous, dangerous, toxic or a pollutant under and governmental or quasi-governmental laws, rules or regulations, The Contractor shall immediately report the existence thereof to the Architect and the Owner’s Representative in writing. The Contractor shall not bring any such materials or substances to the property unless specifically required by the Contract Documents or authorized Owner in writing.
§ 10.3.2 Upon receipt of the Contractor’s written notice, the Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the hazardous material or substance reported by the Contractor and, in the event such material or substance is found to be present, to cause it to be rendered harmless. When the hazardous material or substance has been rendered harmless, Work in the affected area shall resume upon written notice from the Owner to the Contractor. By Change Order, the Contract Time may be adjusted. The term “rendered harmless” shall be interpreted to mean that levels of asbestos and polychlorinated biphenyls or other hazardous material or substance are less than any applicable exposure standards set forth in OSHA regulations.
§ 10.3.3 The Owner shall not be responsible under this Section 10.3 for materials or substances the Contractor brings to the site unless such materials or substances are required by the Contract Documents.
§ 10.3.4 The Contractor shall indemnify the Owner for the cost and expense the Owner incurs (1) for remediation of a material or substance the Contractor brings to the site or negligently handles, or (2) where the Contractor fails to perform its obligations under Section 10.3.1, except to the extent that the cost and expense are due to the Owner’s fault or negligence.
§ 10.3.5 Upon Completion of the Project, the Contractor shall remove all hazardous materials and substances from the Project site and clean up any contamination to the Work.
§ 10.4 EMERGENCIES
In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor’s discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Article 15 and Article 7.

ARTICLE 11 INSURANCE AND BONDS
§ 11.1 CONTRACTOR’S LIABILITY INSURANCE
§ 11.1.1 The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located such insurance as will protect the Contractor from claims set forth below which may arise out of or result from the Contractor’s operations and completed operations under the Contract and for which the Contractor may be legally liable, whether such operations be by the Contractor or by a Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:
.1	Claims under workers’ compensation, disability benefit and other similar employee benefit acts that are applicable to the Work to be performed;
.2	Claims for damages because of bodily injury, occupational sickness or disease, or death of the Contractor’s employees;
.3	Claims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor’s employees;
.4	Claims for damages insured by usual personal injury liability coverage;
.5	Claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;
.6	Claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle;
.7	Claims for bodily injury or property damage arising out of completed operations which coverage shall be maintained for not less than 4 years following final payment; and
.8	Claims involving contractual liability insurance applicable to the Contractor’s obligations under Section 3.18.
§ 11.1.2 The insurance required by Section 11.1.1 shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from the date of commencement of the Work until the date of final payment and termination of any coverage required to be maintained after final payment, and, with respect to the Contractor’s completed operations coverage, until the expiration of the period for correction of Work or for such other period for maintenance of completed operations coverage as specified in the Contract Documents.
§ 11.1.3 Certificates of insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work and thereafter upon renewal or replacement of each required policy of insurance. These certificates and the insurance policies required by this Section 11.1 shall contain a provision that coverages afforded under the policies will not be canceled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner. An additional certificate evidencing continuation of liability coverage, including coverage for completed operations, shall be submitted with the final Application for Payment as required by Section 9.10.2 and thereafter upon renewal or replacement of such coverage until the expiration of the time required by Section 11.1.2. Information concerning reduction of coverage on account of revised limits or claims paid under the General Aggregate, or both, shall be furnished by the Contractor with reasonable promptness. The Contractor shall furnish copies of all applicable insurance policies, including endorsements, within 10 days after written request from the Owner.
§ 11.1.4 The Contractor shall cause the commercial liability coverage required by the Contract Documents to include (1) the Owner, the Architect and the Architect’s consultants as additional insureds for claims caused in whole or in part by the Contractor’s negligent acts or omissions during the Contractor’s operations; and (2) the Owner as an additional insured for claims made under Contractor’s completed operations.
§ 11.1.5 Any design professionals engaged by the Contractor to perform design services for the Project shall provide professional liability insurance in an amount satisfactory to the Owner, covering errors and omissions, of such design professionals, including errors and omissions resulting in increased Cost of the Work and Contractor’s Fee. If not paid by the applicable insurer to or for the benefit of the Owner, the applicable design professional shall pay, without any right to reimbursement or additional compensation, to the Owner, but in trust to pay the insured loss or claim, an amount equal to the loss deductible amount under such insurance.
§ 11.1.6 If not paid by the Contractor’s insurer to or for the benefit of the Owner, the Contractor shall pay without any right to reimbursement or additional compensation, to the Owner, but in trust to pay the insured loss or claim, an amount equal to the loss deductible amount under any insurance policy or bond to be provided by or on behalf of the Contractor under the Contract Documents.

§ 11.1.7 All insurance coverage required of the Contractor by the Contract Documents shall be provided by an insurance carrier or carriers with Best Insurance Report to policy holder rating of no lower than “A-1” and financial category of at least “VIII” and reasonably acceptable to the Owner. All insurance coverage required of the Contractor by the Contract Documents, except workers’ compensation and design professional liability insurance coverage, shall include the Owner and the Owner’s Representative as a named or additional insured or loss payee, as applicable, and be primary, without right of contribution from any other insurance maintained by the Owners unless due to the Owner’s gross negligence of willful misconduct; provided that acts or omissions of third parties (including the Architect, the Contractor and any Subcontractor) shall not, in any event be imputed to the Owner.
§ 11.2 OWNER’S LIABILITY INSURANCE
The Owner shall be responsible for purchasing and maintaining the Owner’s usual liability insurance.
§ 11.3 PROPERTY INSURANCE
§ 11.3.1 Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance written on a builder’s risk “all-risk” or equivalent policy form in the amount of the initial Contract Sum, plus value of subsequent Contract Modifications and cost of materials supplied or installed by others, comprising total value for the entire Project at the site on a replacement cost basis without optional deductibles. Such property insurance shall be terminated once final payment has been made as provided in Section 9.10. The insurance also insures the interest of the Contractor and Subcontractors in insured property during the construction at the Project or within 1,000 feet thereof, to the extent of the Owner’s legal liability for insured physical loss or damage to such property. Such interest of the Contractors and Subcontractors is limited to the property for which they have been hired to perform Work and such interest will not extend to any time element coverage provided under this insurance, as provided therein.
§ 11.3.1.1 Property insurance shall be on an “all-risk” or equivalent policy form and shall include, without limitation, insurance against the perils of fire (with extended coverage) and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, earthquake, flood, windstorm, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements under the property policy, and shall cover reasonable compensation for Architect’s and Contractor’s services and expenses required as a result of such insured loss, subject to the terms and conditions of the property policy.
§ 11.3.1.2 If the Owner does not intend to purchase such property insurance required by the Contract and with all of the coverages in the amount described above, the Owner shall so inform the Contractor in writing prior to commencement of the Work. The Contractor may then effect insurance that will protect the interests of the Contractor, Subcontractors and Sub-subcontractors in the Work, and by appropriate Change Order the cost thereof shall be charged to the Owner. If the Contractor is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above, without so notifying the Contractor in writing, then the Owner shall bear all reasonable costs properly attributable thereto.
§ 11.3.1.3 If the property insurance requires deductibles, the Owner shall pay costs not covered because of such deductibles, unless the cause of the loss payment is the fault of the Contractor. In such event, the Contractor shall pay the deductible.
§ 11.3.1.4 This property insurance shall cover portions of the Work stored off the site, and also portions of the Work in transit, subject to the terms and conditions of the property policy.
§ 11.3.1.5 Partial occupancy or use in accordance with Section 9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.
§ 11.3.2 BOILER AND MACHINERY INSURANCE
The Owner shall purchase and maintain boiler and machinery insurance required by the Contract Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Contractor, Subcontractors and Sub-subcontractors in the Work, and the Owner and Contractor shall be named insureds.

§ 11.3.3 LOSS OF USE INSURANCE
The Owner, at the Owner’s option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner’s property due to fire or other hazards. The Owner waives all rights of action against the Contractor for loss of use of the Owner’s property, including consequential losses due to fire or other hazards.
§ 11.3.4 If the Contractor requests in writing that insurance for risks other than those described herein or other special causes of loss be included in the property insurance policy, the Owner shall, if possible, include such insurance, and the cost thereof shall be charged to the Contractor by appropriate Change Order.
§ 11.3.5 If during the Project construction period the Owner insures properties, real or personal or both, at or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Section 11.3.7 for damages caused by fire or other causes of loss covered by this separate property insurance to the extent of proceeds actually received. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.
§ 11.3.7 WAIVERS OF SUBROGATION
To the extent such waiver does not adversely affect coverage, the Owner and Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect’s consultants, separate contractors described in Article 6, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent of actual recovery of insurance proceeds under any property insurance obtained pursuant to this Section 11.3 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner in good faith. The Owner or Contractor, as appropriate, shall require of the Architect, Architect’s consultants, separate contractors described in Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.
§ 11.3.8 A loss insured under the Owner’s property insurance shall be adjusted by the Owner in good faith and made payable to the Owner in good faith for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Section 11.3.10. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their Sub-subcontractors in similar manner.
§ 11.3.9 If required in writing by a party in interest, the Owner in good faith shall, upon occurrence of an insured loss, give bond for proper performance of the Owner’s duties. The cost of required bonds shall be charged against proceeds received in good faith. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may reach, or as determined in accordance with the method of binding dispute resolution selected in the Agreement between the Owner and Contractor. If after such loss no other special agreement is made and unless the Owner terminates the Contract for convenience, replacement of damaged property shall be performed by the Contractor after notification of a Change in the Work in accordance with Article 7.
§ 11.3.10 The Owner in good faith shall have power to adjust and settle a loss with insurers.
§ 11.4 PERFORMANCE BOND AND PAYMENT BOND
§ 11.4.1 The Owner shall have the right to require the Contractor to furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder in form and substance satisfactory to the Owner.
§ 11.4.2 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall authorize a copy to be furnished.

ARTICLE 12 UNCOVERING AND CORRECTION OF WORK
§ 12.1 UNCOVERING OF WORK
§ 12.1.1 If a portion of the Work is covered contrary to the Architect’s request or to requirements specifically expressed in the Contract Documents, it must, if requested in writing by the Architect, be uncovered for the Architect’s examination and be replaced at the Contractor’s expense without change in the Contract Time.
§ 12.1.2 If a portion of the Work has been covered that the Architect has not specifically requested to examine prior to its being covered, the Architect may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be at the Owner’s expense. If such Work is not in accordance with the Contract Documents, such costs and the cost of correction shall be at the Contractor’s expense unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.
§ 12.2 CORRECTION OF WORK
§ 12.2.1 BEFORE OR AFTER SUBSTANTIAL COMPLETION
The Contractor shall promptly correct Work rejected by the Architect or failing to conform to the requirements of the Contract Documents, whether discovered before or after Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing and inspections, the cost of uncovering and replacement, and compensation for the Architect’s services and expenses made necessary thereby, shall be at the Contractor’s expense.
§ 12.2.2 AFTER SUBSTANTIAL COMPLETION
§ 12.2.2.1 In addition to the Contractor’s obligations under Section 3.5 and any other remedies the Owner may have under the Contract Documents, at law or in equity, if, within one year after the date of Substantial Completion of the Work or designated portion thereof or after the date for commencement of warranties established under Section 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of Work, if the Owner fails to notify the Contractor and give the Contractor an opportunity to make the correction, the Owner waives the rights to require correction by the Contractor. If the Contractor fails to correct nonconforming Work within a reasonable time during that period after receipt of notice from the Owner or Architect, the Owner may correct it in accordance with Section 2.4.
§ 12.2.2.2 The one-year period for correction of Work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual completion of that portion of the Work.
§ 12.2.2.3 The one-year period for correction of Work shall not be extended by corrective Work performed by the Contractor pursuant to this Section 12.2.
§ 12.2.3 The Contractor shall remove from the site portions of the Work that are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.
§ 12.2.4 The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Contractor’s correction or removal of Work that is not in accordance with the requirements of the Contract Documents.
§ 12.2.5 Nothing contained in this Section 12.2 shall be construed to establish a period of limitation with respect to other obligations the Contractor has under the Contract Documents. Establishment of the one-year period for correction of Work as described in Section 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor’s liability with respect to the Contractor’s obligations other than specifically to correct the Work.
§ 12.3 ACCEPTANCE OF NONCONFORMING WORK
If the Owner prefers to accept Work that is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

ARTICLE 13 MISCELLANEOUS PROVISIONS
§ 13.1 GOVERNING LAW
The Contract shall be governed by the law of the place where the Project is located except that, if the parties have selected arbitration as the method of binding dispute resolution, the Federal Arbitration Act shall govern Section 15.4.
§ 13.2 SUCCESSORS AND ASSIGNS
§ 13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to covenants, agreements and obligations contained in the Contract Documents. Except as provided in Section 13.2.2, neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.
§ 13.2.2 The Owner may, without consent of the Contractor, assign the Contract to a lender or other entity providing construction financing for the Project. The Contractor shall execute all consents reasonably required to facilitate such assignment.
§ 13.3 WRITTEN NOTICE
Written notice shall be deemed to have been duly served if delivered in person to the individual, to a member of the firm or entity, or to an officer of the corporation for which it was intended; or if delivered at, or sent by registered or certified mail or by courier service providing proof of delivery to, the last business address known to the party giving notice.
§ 13.4 RIGHTS AND REMEDIES
§ 13.4.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law or in equity.
§ 13.4.2 No action or failure to act by the Owner, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach there under, except as may be specifically agreed in writing.
§ 13.5 TESTS AND INSPECTIONS
§ 13.5.1 Tests, inspections and approvals of portions of the Work shall be made as required by the Contract Documents and by applicable laws, statutes, ordinances, codes, rules and regulations or lawful orders of public authorities. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so that the Architect may be present for such procedures. The Owner shall bear costs of (1) tests, inspections or approvals that do not become requirements until after bids are received or negotiations concluded, and (2) tests, inspections or approvals where building codes or applicable laws or regulations prohibit the Owner from delegating their cost to the Contractor.
§ 13.5.2 If the Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Section 13.5.1, the Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect of when and where tests and inspections are to be made so that the Architect may be present for such procedures. Such costs, except as provided in Section 13.5.3, shall be at the Owner’s expense and shall not be included in the Contract Sum or result in an increase in the Contract Time.
§ 13.5.3 If such procedures for testing, inspection or approval under Sections 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, all costs made necessary by such failure including those of repeated procedures and compensation for the Architect’s services and expenses shall be at the Contractor’s expense.
§ 13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect.

§ 13.5.5 If the Architect is to observe tests, inspections or approvals required by the Contract Documents, the Architect will do so promptly and, where practicable, at the normal place of testing.
§ 13.5.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.
§ 13.6 INTEREST
Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at such rate as the parties may agree upon in writing or, in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
§ 13.7 TIME LIMITS ON CLAIMS
The Owner and Contractor shall commence all claims and causes of action, whether in contract, tort, breach of warranty or otherwise, against the other arising out of or related to the Contract in accordance with the requirements of the final dispute resolution method selected in the Agreement within the time period specified by applicable law. The Owner and Contractor waive all claims and causes of action not commenced in accordance with this Section 13.7.
§ 13.8 VALIDITY
Wherever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law. If, however, any provision of this Agreement, or portion thereof, is prohibited by law or found invalid under any law, only such provision or portion thereof shall be ineffective, without in any manner invalidating or affecting the remaining provisions of this Agreement or valid portions of such provision, which are hereby deemed severable.
§ 13.9 NO ORAL WAIVER
The provisions of the Contract Documents shall not be changed, amended, waived, or otherwise modified in any respect except by a writing signed by Owner. No person is authorized on behalf of Owner to orally change, amend, waive, or otherwise modify the terms of the Contract Documents or any of the Contractor’s duties or obligations under or arising out of the Contract Documents. Any change, waiver, approval, or consent granted to the Contractor shall be limited to the specific matters stated n the Writing signed by Owner, and shall not relieve Contractor of any other of the duties and obligations under the Contract Documents. No “constructive” changes shall be allowed.
§ 13.10 NOTICES REGARDING LIENS
The Contractor shall provide all notices required or permitted by the laws of the state in which the Project is located for protection of Owner from liens and claims of lien if permitted or required by applicable law. Contractor shall be responsible to file in the appropriate court or other governmental office records all such notices as required or permitted by the laws of the Commonwealth of Kentucky.
ARTICLE 14 TERMINATION OR SUSPENSION OF THE CONTRACT
§ 14.1 TERMINATION BY THE CONTRACTOR
§ 14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of 60 consecutive days through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor, for any of the following reasons:
.1	Issuance of an order of a court or other public authority having jurisdiction that requires all Work to be stopped; or
.2	An act of government, such as a declaration of national emergency that requires all Work to be stopped.
§ 14.1.2 The Contractor may terminate the Contract if, through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor, repeated suspensions, delays or interruptions of the entire Work by the Owner as described in Section 14.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less.
§ 14.1.3 If one of the reasons described in Section 14.1.1 or 14.1.2 exists, the Contractor may, upon seven days’ written notice to the Owner and Architect, terminate the Contract and recover from the Owner payment for Work properly executed to the date of termination, including reasonable overhead and profit thereon, and costs incurred solely by reason of such termination.

§ 14.1.4 If the Work is stopped for a period of 60 consecutive days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor because the Owner has materially failed to fulfill the Owner’s obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days’ written notice to the Owner and the Architect, terminate the Contract and recover from the Owner as provided in Section 14.1.3, unless the Owner shall within that period commence cure of the failure. Notwithstanding the foregoing, the Contractor shall not have any right to terminate due to the Owner’s exercises of its rights under the Contract Documents.
§ 14.2 TERMINATION BY THE OWNER FOR CAUSE
§ 14.2.1 The Owner may terminate the Contract if the Contractor
.1	becomes insolvent, is adjudged a bankrupt, or makes a general assignment for the benefit of creditors, or becomes subject of any voluntary proceeding commenced by the Contractor under any statute or law for the relief of debtors;
.2	has a receiver, trustee or liquidator of any of the property or income of the Contractor’s appointed in an involuntary proceeding and is not discharged within 60 days;
.3	refuses or fails to supply enough properly skilled workers or proper materials or to perform the Work in a timely manner;
.4	fails to make payment to Subcontractors or material and equipment suppliers for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;
.5	disregards applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of a public authority; or
.6	otherwise is guilty of material breach of a provision of the Contract Documents.
§ 14.2.2 When any of the above reasons exist, the Owner may without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor’s surety, if any, seven days’ written notice, terminate employment of the Contractor and may, subject to any prior rights of the surety:
.1	Exclude the Contractor from the site and take possession of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor for which the Owner has paid;
.2	Accept assignment of subcontracts pursuant to Section 5.4; and
.3	Finish the Work by whatever reasonable method the Owner may deem expedient. Upon written request of the Contractor, the Owner shall furnish to the Contractor a detailed accounting of the costs incurred by the Owner in finishing the Work.
§ 14.2.3 When the Owner terminates the Contract for one of the reasons stated in Section 14.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.
§ 14.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect’s services and expenses made necessary thereby, and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Contractor. If such costs and damages exceed the unpaid balance, the Contractor shall pay the difference to the Owner.
§ 14.2.5 If a Court of competent jurisdiction finally determines that termination under this Article 14.2 is wrongful, it shall be deemed to be a termination for convenience under Section 14.4 and the Contractor’s remedy for such wrongful termination shall be limited to the remedies specified herein.
§ 14.3 SUSPENSION BY THE OWNER FOR CONVENIENCE
§ 14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.
§ 14.3.2 The Contract Sum and Contract Time may be adjusted by Change Order for increases in the cost and time caused by suspension, delay or interruption as described in Section 14.3.1. Adjustment of the Contract Sum shall include reasonable overhead and profit in accordance with the Contract Documents. No adjustment shall be made to the extent
.1	that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contractor is responsible; or
.2	that an adjustment is made or denied under another provision of the Contract.

§ 14.4 TERMINATION BY THE OWNER FOR CONVENIENCE
§ 14.4.1 The Owner may, at any time, terminate the Contract for the Owner’s convenience and without cause.
§ 14.4.2 Upon receipt of written notice from the Owner of such termination for the Owner’s convenience, the Contractor shall
.1	cease operations as required by the Owner in the notice and use all commercially reasonable efforts to mitigate loss and damages;
.2	take actions necessary, or that the Owner may require, for the protection and preservation of materials, equipment or the Work;
.3	except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing subcontracts and purchase orders and enter into no further subcontracts and purchase orders; and
.4	deliver all Drawings, Specifications and other necessary information to the Owner.
§ 14.4.3 In case of such termination for the Owner’s convenience, the Contractor shall be entitled to receive payment for design services and Work executed, including reasonable overhead and profit in accordance with the Contract Documents and costs incurred solely by reason of such termination.
§ 14.5 GENERAL PROVISIONS CONCERNING TERMINATION
§ 14.5.1 The payments provided in this Section 14 shall be the parties’ sole and exclusive remedies for the termination of the Contract or the Contractor’s right to proceed with the Work.
§ 14.5.2 In the event the Contract or the Contractor’s right to proceed with the Work is terminated for any reason, by the Owner, the Contractor shall (i) make assignments of subcontractors, licenses, permits and other documents related to the Project as the Owner by request, (ii) deliver to the Owner all books, records, plans, surveys and other documents relate to the Project, (iii) take such further action as the Owner may reasonably request to minimize any delay or expense arising from such termination, and (iv) cooperate in the transition to a new contractor or contractors.
§ 14.5.3 Upon termination, the obligations of the Contract shall continue as to portions of the Work already performed. The provisions of the Contract, which by their nature survive final acceptance of the Work, shall remain in full force and effect after termination to the extent provided.
ARTICLE 15 CLAIMS AND DISPUTES
§ 15.1 CLAIMS
§ 15.1.1 DEFINITION
A Claim is a demand or assertion by one of the parties seeking, as a matter of right, payment of money, or other relief with respect to the terms of the Contract. The term “Claim” also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract or the Project. The responsibility to substantiate Claims shall rest with the party making the Claim and such substantiation shall be provided promptly and completely. Failure by the Contractor to comply with this Article 15 shall permit denial of a Claim to the fullest extent permitted by law. The Contractor shall not make any Claim for an increase in the Contract Sum or Contract Time. unless the Contractor is delayed in the progress of the Work by unforeseeable causes beyond the control and without the fault or negligence of the Contractor, or any Subcontractor, Sub-subcontractor, material and equipment supplier of the Contractor or anyone for whom any of the foregoing may be liable such unforeseeable causes may include: (1) the act or neglect of the Owner, or an employee of Owner, or of a separate contractor employed by the Owner; (2) concealed physical conditions in accordance with the provisions of the Contract Documents; (3) adverse weather conditions in accordance with the provisions of the Contract Documents; (4) changes ordered in the Work by Owner in a Construction Change Directive or Change Order; (5) fire, flood or unavoidable insured casualties; (6) embargo by the government of the United States or change in governmental controls or regulations after commencement of construction Work; (7) except in connection with a labor dispute on the Project site or at locations under the control of the Contractor, any work stoppage or lockout in industries essential to the conduct of the Work in no way caused or resulting from default or collusion on the part of the Contractor; (8) acts of war or terrorism having a demonstrable, direct, adverse effect on the ability of the Contractor to perform its obligation under the Agreement; and (9) delay authorized by the Owner pending binding dispute resolution or mediation not resulting from the acts or omissions of the Contractor, or any Subcontractor or Sub-subcontractor or material and equipment supplier of the Contractor or anyone for whom any of the foregoing may be liable. To the fullest extent permitted by law, if the Contractor or any Subcontractor, Sub-subcontractor, material and equipment supplier of the Contractor, or anyone for whom any of the foregoing may be liable causes or contributes to the cause of any Claim, the Contractor shall not receive any extension of time for the Claim except to the extent the delay can be apportioned between the Owner and the Contractor shall not receive any compensation for the Claim.

§ 15.1.2 NOTICE OF CLAIMS
Claims by either the Owner or Contractor must be initiated by written notice to the other party and to the Initial Decision Maker with a copy sent to the Architect, if the Architect is not serving as the Initial Decision Maker. Claims by either party must be initiated within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later. Notice of Claim by the Contractor shall detail the amounts claimed and provide the following information to permit timely and appropriate evaluation of the claim, determination of responsibility and any remaining opportunity for mitigation. If the Contractor is unable to calculate any amount claimed in detail or provide other required information, the Contractor shall use all commercially reasonable efforts to provide an estimate of such amount and such information.
.1	Narrative of the circumstances which gave rise to the claim, including the start date of the event or events involved and the actual, or anticipated, finish date;
.2	Detailed identification of the Work (e.g., activity codes from the construction schedule) affected by the circumstances which gave rise to the claims;
.3	Detailed calculation of amount of the claim;
.4	Time impact analysis, consistent with critical path methodology for scheduling and demonstrating the impact to the Contractor’s scheduled activities and the actual delay to the critical path of the construction schedule;
.5	Copies of the Contractor’s daily log for each day of impact;
.6	Copies of relevant correspondence and other information regarding or supporting Contractor entitlement;
.7	Copies of Contractor’s payroll records for labor impacts claimed by Contractor and any Subcontractor affected by the event or events;
.8	Copies of invoices for material impacts claimed by the Contractor and any Subcontractor affected by the event or events;
.9	Copies of equipment records, or rental invoices, for any equipment, impacts claimed by the Contractor and any Subcontractor affected by the event or event;
.10	Copies of the most recent income statement, including segregated general and administrative expenses for the most recent reporting period, and for the Contract Time, if available, and similar information for any Contractor and Subcontractor claim included;
.11	A statement, signed by an authorized representative of the Contractor, certifying that the claim is made in good faith, the supporting data is accurate and complete to the best of the Contractor’s knowledge and belief and the amount, time or other matter requested accurately reflects the entire remedy for the claim and is a fair, reasonable and necessary adjustment for which the Contractor believes the Owner is liable in accordance with the Contract Documents.
§ 15.1.3 CONTINUING CONTRACT PERFORMANCE
Pending final resolution of a Claim, except as otherwise agreed in writing or as provided in Section 9.7 and Article 14, the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments of undisputed amounts in accordance with the Contract Documents. The Architect will prepare Change Orders and issue Certificates for Payment in accordance with the decisions of the Initial Decision Maker.
§ 15.1.4 CLAIMS FOR ADDITIONAL COST
If the Contractor wishes to make a Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the related Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Section 10.4.
§ 15.1.5 CLAIMS FOR ADDITIONAL TIME
§ 15.1.5.1 If the Contractor wishes to make a Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Contractor’s Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay, only one Claim is necessary. No claim for delay shall be allowed unless it increases the overall critical path duration of the Master Project Construction Schedule in effect at the time of the delay unless the Contractor has used all commercially reasonable efforts (but at no additional cost to Owner) to offset such delay by making appropriate changes to the other parts of the schedule and by using available float with the consent of the Owner.

§ 15.1.5.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time, could not have been reasonably anticipated and had an adverse effect on the scheduled construction.
§ 15.1.6 CLAIMS FOR CONSEQUENTIAL DAMAGES
The Contractor and Owner waive Claims against each other for consequential damages arising out of or relating to this Contract. This mutual waiver includes
.1	damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and
.2	damages incurred by the Contractor for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the Work.
This mutual waiver is applicable, without limitation, to all consequential damages due to either party’s termination in accordance with Article 14. Nothing contained in this Section 15.1.6 shall be deemed to preclude an award of liquidated damages, when applicable, in accordance with the requirements of the Contract Documents.
§ 15.2 INITIAL DECISION
§ 15.2.1 Claims, excluding those arising under Sections 10.3, 10.4, 11.3.9, and 11.3.10, shall be referred to the Initial Decision Maker for initial decision. The Architect will serve as the Initial Decision Maker, unless otherwise indicated in the Agreement. Except for those Claims excluded by this Section 15.2.1, an initial decision shall be required as a condition precedent to mediation of any Claim arising prior to the date final payment is due, unless 30 days have passed after the Claim has been referred to the Initial Decision Maker with no decision having been rendered. Unless the Initial Decision Maker and all affected parties agree, the Initial Decision Maker will not decide disputes between the Contractor and persons or entities other than the Owner.
§ 15.2.2 The Initial Decision Maker will review Claims and within ten days of the receipt of a Claim take one or more of the following actions: (1) request additional supporting data from the claimant or a response with supporting data from the other party, (2) reject the Claim in whole or in part, (3) approve the Claim, (4) suggest a compromise, or (5) advise the parties that the Initial Decision Maker is unable to resolve the Claim if the Initial Decision Maker lacks sufficient information to evaluate the merits of the Claim or if the Initial Decision Maker concludes that, in the Initial Decision Maker’s sole discretion, it would be inappropriate for the Initial Decision Maker to resolve the Claim.
§ 15.2.3 In evaluating Claims, the Initial Decision Maker may, but shall not be obligated to, consult with or seek information from either party or from persons with special knowledge or expertise who may assist the Initial Decision Maker in rendering a decision. The Initial Decision Maker may request the Owner to authorize retention of such persons at the Owner’s expense.
§ 15.2.4 If the Initial Decision Maker requests a party to provide a response to a Claim or to furnish additional supporting data, such party shall respond, within ten days after receipt of such request, and shall either (1) provide a response on the requested supporting data, (2) advise the Initial Decision Maker when the response or supporting data will be furnished or (3) advise the Initial Decision Maker that no supporting data will be furnished. Upon receipt of the response or supporting data, if any, the Initial Decision Maker will either reject or approve the Claim in whole or in part.
§ 15.2.5 The Initial Decision Maker will render an initial decision approving or rejecting the Claim, or indicating that the Initial Decision Maker is unable to resolve the Claim. This initial decision shall (1) be in writing; (2) state the reasons therefor; and (3) notify the parties and the Architect, if the Architect is not serving as the Initial Decision Maker, of any change in the Contract Sum or Contract Time or both. The initial decision shall be final and binding on the parties but subject to mediation and, if the parties fail to resolve their dispute through mediation, to binding dispute resolution.
§ 15.2.6 Either party may file for mediation of an initial decision at any time, subject to the terms of Section 15.2.6.1.
§ 15.2.6.1 Either party may, within 30 days from the date of an initial decision or within 30 days of Final Completion, whichever is earlier, demand in writing that the other party file for mediation within 60 days of the initial decision. If such a demand is made and the party receiving the demand fails to file for mediation within the time required, then both parties waive their rights to mediate or pursue binding dispute resolution proceedings with respect to the initial decision.

§ 15.2.7 In the event of a Claim against the Contractor, the Owner may, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim. If the Claim relates to a possibility of a Contractor’s default, the Owner may, but is not obligated to, notify the surety and request the surety’s assistance in resolving the controversy.
§ 15.2.8 If a Claim relates to or is the subject of a mechanic’s lien, the party asserting such Claim may proceed in accordance with applicable law to comply with the lien notice or filing deadlines.
§ 15.2.9 The decision of the Initial Decision Maker shall not be a precondition to mediation and binding dispute resolution if (1) the positions of Initial Decision Maker and Architect are vacant or (2) the Claim relates to a lien.
§ 15.3 MEDIATION
§ 15.3.1 Claims, disputes, or other matters in controversy arising out of or related to the Contract except those waived as provided for in Sections 9.10.4, 9.10.5, and 15.1.6 shall be subject to mediation as a condition precedent to binding dispute resolution.
§ 15.3.2 The parties shall endeavor to resolve their Claims by mediation which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association in accordance with its Construction Industry Mediation Procedures then in effectt. A request for mediation shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the mediation. The request may be made concurrently with the filing of binding dispute resolution proceedings but, in such event, mediation shall proceed in advance of binding dispute resolution proceedings, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order. If an arbitration is stayed pursuant to this Section 15.3.2, the parties may nonetheless proceed to the selection of the arbitrator(s) and agree upon a schedule for later proceedings.
§ 15.3.3 The parties shall share the mediator’s fee and any filing fees equally. The mediation shall be held in the place where the Project is located, unless another location is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof. In no event shall any mediator be permitted to serve as an arbitrator for any arbitration related to the Project or as a witness in any litigation related to the Project.